UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Outdoor Channel Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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May 5, 2008
Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Outdoor Channel Holdings, Inc. which will be held at our broadcast facility at 43455 Business Park Drive, Temecula, California, on Tuesday June 10, 2008 at 9:00 a.m. local time.

Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting of stockholders and Proxy Statement which you are urged to read carefully.

Your vote is important, so even if you plan to attend the meeting, I encourage you to sign, date and return the enclosed proxy promptly in the accompanying reply envelope. This will ensure your vote is counted whether or not you are able to attend. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the annual meeting.

We look forward to seeing you on June 10, 2008.

Sincerely,

Perry Massie, Chairman of the Board
Temecula, California

OUTDOOR CHANNEL HOLDINGS, INC
43445 Business Park Drive, Suite 103
Temecula, California 92590

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 10, 2008 AT 9:00 A.M.

Dear Stockholder:

The annual meeting of stockholders of Outdoor Channel Holdings, Inc. will be held at our broadcast facility at 43455 Business Park Drive, Temecula, California, on Tuesday, June 10, 2008 at 9:00 a.m. local time for the following purposes:

1. To elect three persons to the Board of Directors. The Nominating and Corporate Governance Committee of the Company’s Board of Directors has nominated the following persons for election at the meeting: Ajit M. Dalvi, David D. Kinley and Michael L. Pandzik;

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2008;

3. To approve the amendment and restatement of the Company’s 2004 Long-Term Incentive Plan, including an increase in the total number of reserved shares that may be issued under the plan; and

4. To transact such other business that may properly come before the meeting or any adjournment(s) thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. All stockholders of record at the close of business on April 15, 2008 will be entitled to vote at the annual meeting and at any adjournment thereof. The transfer books will not be closed. A list of stockholders entitled to vote at the annual meeting will be available for inspection at the offices of Outdoor Channel Holdings, Inc. and at the meeting.

By Order of the Board of Directors,

Perry Massie, Chairman of the Board
Temecula, California
May 5, 2008

ABSTENTIONS AND BROKER NONVOTES WILL BE COUNTED FOR PURPOSES OF DETERMINING WHETHER A QUORUM IS PRESENT AT THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE WHICH HAS BEEN PROVIDED. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

OUTDOOR CHANNEL HOLDINGS, INC.
43445 Business Park Drive, Suite 103
Temecula, California 92590

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
JUNE 10, 2008

On behalf of the Board of Directors (the “Board”) of Outdoor Channel Holdings, Inc. (the “Company”), we are asking for your proxy to be used at the annual meeting of stockholders to be held on June 10, 2008. The annual meeting will be held at 9:00 a.m. at our broadcast facility at 43455 Business Park Drive, Temecula, California. Stockholders of record on April 15, 2008 are entitled to notice of and to vote at the annual meeting. This Proxy Statement and accompanying proxy materials will be first mailed to stockholders on or about May 5, 2008.

What is the purpose of the annual meeting?

At our annual meeting, the stockholders will vote on the following three items:

•	election of three persons to the Board of Directors;

•	ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2008; and

•	approval of the amendment and restatement of the Company’s 2004 Long-Term Incentive Plan.

In addition, following the formal part of the meeting, management will report on the Company and will respond to questions from our stockholders. An annual report for the year ended December 31, 2007 is enclosed with this Proxy Statement.

Who can vote at the meeting?

Only stockholders of record as of the close of business on the record date, April 15, 2008, are entitled to vote the shares of stock they held on that date. Stockholders may vote in person or by proxy (see “How do I vote” below). Each holder of shares of common stock is entitled to one vote for each share of stock held on the proposal presented in this Proxy Statement. Our bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, will be a quorum for the transaction of business at the meeting. As of the record date, there were approximately 27,174,213 shares of common stock outstanding.

The Board does not know of any matter that is not referred to in this Proxy Statement to be presented for action at the meeting. If any other matters are properly brought before the meeting, the persons named in the proxy will have discretion to vote on such matters in accordance with their best judgment.

All votes will be counted by an inspector of elections appointed for the meeting. The inspector will count separately “yes” votes, “no” votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as “present” when determining whether there is a quorum to transact business. Except for the election of directors, abstentions will have the same effect as “no” votes. However, broker non-votes will not be counted as votes on any proposal.

What is the required vote?

For proposal 1, the three people receiving the largest number of votes cast at the annual meeting will be elected as directors. For proposals 2 and 3 and any other matters, if any were to arise, the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote is required for approval.

How do I vote?

If you complete and properly sign the enclosed proxy card and return it as instructed, it will be voted as you indicate on the card. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. If you hold your shares in “street name” through a brokerage or other nominee, you will need to obtain a proxy card from the institution that holds your shares.

All shares represented by a proxy will be voted, and if a stockholder specifies a choice with respect to any item to be acted upon, the shares will be voted in accordance with that choice. If no choice is indicated on the proxy card, the shares will be voted in favor of the election of the nominees for director contained in this Proxy Statement, in favor of the ratification of Ernst & Young LLP as the Company’s auditors, in favor of the amendment and restatement of the Company’s 2004 Long-Term Incentive Plan., and in the discretion of the proxy holders on any other matter that comes before the meeting.

May I revoke my proxy?

Yes. You may revoke your proxy at any time before it is voted. It may be revoked by taking any of the following actions:

•	delivering a written notice to the Company’s Secretary or Assistant Secretary at its principal office, 43445 Business Park Drive, Suite 103, Temecula, California 92590;

•	delivering a signed subsequent proxy relating to the same shares and bearing a later date prior to the vote at the meeting; or

•	attending the meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy.

Please note, however, that if your shares are held in “street name” through a brokerage or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares.

Who will pay for the costs of solicitation?

The Company will bear the entire cost of solicitation of proxies, including costs incurred in connection with the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional information furnished to stockholders of the Company in relation to the annual meeting. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or telegram.

PROPOSAL 1
ELECTION OF DIRECTORS

The Board of Outdoor Channel Holdings, Inc. is currently composed of eight members. The Board is classified into three classes of directors serving staggered three-year terms, with one class of directors to be elected at each annual meeting of stockholders. At the 2008 annual meeting, three directors will be elected to hold office for three years or until their successor is elected and qualified. Ajit M. Dalvi, David D. Kinley and Michael L. Pandzik, who are presently serving as directors, have been nominated for re-election by the Nominating and Corporate Governance Committee of the Board. Unless the returned proxy withholds authority to vote for one or more of the nominees or is a broker non-vote, the shares represented by such returned proxy will be voted for the election of the directors as the Board’s nominees. If a nominee is unable to serve, which is not expected, the shares represented by the returned proxy will be voted for such candidate as may be nominated by the Nominating and Corporate Governance Committee of the Board.

Vote Required

The three candidates receiving the highest number of affirmative votes of the stockholders entitled to vote at the annual meeting will be elected directors of Outdoor Channel Holdings, Inc. Unless otherwise instructed, the proxyholders will vote each returned proxy for the nominees named above for election to the class whose term expires in 2011, or for as many nominees of the Board as possible, such votes to be distributed among such nominees in the manner as the proxyholders see fit.

Nominees and Other Directors

The following table sets forth information regarding the nominees for director and each other person whose terms of office as a director will continue after the meeting.

		Class
		Termination
Name	Age	Year	Position

Perry T. Massie	45	2010	Director — Chairman of the Board
Thomas H. Massie	43	2009	Director — Vice Chairman of the Board
Roger L. Werner, Jr.	58	2009	Director, President & Chief Executive Officer
Ajit M. Dalvi(2)	65	2008	Director
David D. Kinley(1)	66	2008	Director
David C. Merritt(1)	53	2009	Director
Michael L. Pandzik(2)	62	2008	Director
Thomas B. Stanley(1),(2)	55	2010	Director

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

Business Experience of Nominees for Election

Ajit M. Dalvi has been a director of Outdoor Channel Holdings since June 2007. Mr. Dalvi is a former senior media executive and a recognized cable industry expert. He began his professional career at Coca-Cola USA in 1971 and was brand director for the company’s flagship brand when he joined the cable TV industry. Dalvi joined Cox Communications Inc. in 1982 and served for 17 years in various senior management positions involving oversight of marketing, programming, ad sales, research and programming investments. He retired from Cox as senior vice president in June 1999 but continued to be a senior advisor to the company until June 2006. During his tenure at Cox, Mr. Dalvi was involved in a number of start-up programming ventures including E! Entertainment Television, Outdoor Life Network (now Versus) and SpeedVision (now SPEED). He was also a founding director of The Discovery Channel and served on the board for 13 years. Acknowledging Mr. Dalvi’s pioneering contributions to the growth and development of the cable television industry, the National Cable Television Association honored Mr. Dalvi with the Vanguard Award. He currently serves on the board and the audit committee of Scientific

Learning Corporation. Previously, he served as a director of iVillage until the company was sold to NBC Universal, as well as on the boards of cable industry trade organizations Cable Television Marketing Association (CTAM), Cable Advertising Bureau (CAB) and CTAM Educational Foundation. Dalvi earned his B.A. from the University of Mumbai (formerly the University of Bombay) and his M.B.A. from the Indian Institute of Management, Ahemedabad.

David Kinley has been a director of Outdoor Channel Holdings since June 2007. Mr. Kinley brings to the board of Outdoor Channel Holdings broad expertise in the fields of cable television and related telecommunications and regulatory issues. Since 1986, he has been president of Kinley & Associates, a specialized cable television industry consulting firm. From 1986 to 2000, Mr. Kinley founded and served as the chief executive and chief financial officer of Sun Country Cable. In 1998, he was elected to the board of directors of the National Cable Television Cooperative (NCTC), the nation’s largest cable programming purchasing organization, and served two terms as chairman from 1998 to 2004. In 1993, Mr. Kinley established the Small Cable Business Association (now known as the American Cable Association), a grass-roots lobbying group of small cable television companies nationwide, and served as its chairman until 1997, as well as on the executive committee until 2003. During this time, he testified before Congress and the Federal Communications Commission (FCC) and played an integral role in the enactment of the Small Cable sections of the Telecommunications Act of 1996, exempting more than 1,000 small companies from regulation of subscriber rates. Previously, Mr. Kinley served in senior management positions at various cable television companies including: Executive Vice President, Chief Operating Officer and Director of Northland Cable Television from 1983 to 1985; Senior Vice President for Viacom Cable from 1980 to 1983; and Senior Vice President and Vice President at American Television & Communications (now Time Warner Cable) from 1976 to 1980. Prior to working directly at cable companies, Mr. Kinley was the FCC’s primary regulator of the cable television industry serving as chief of the cable television bureau from 1973 to 1976. He previously served in various administrative roles at government agencies, including the Federal Bureau of Investigation, the U.S. Department of Justice and the U.S. Department of Health and Human Services. Mr. Kinley earned his B.A., graduating summa cum laude, from Principia College and received his J.D. from Harvard Law School.

Michael Pandzik has been a director of Outdoor Channel Holdings since June 2007. Mr. Pandzik is widely recognized as the founding president of the National Cable Television Cooperative (NCTC), having served in this role from inception in late 1984 until 2005. Starting with just ten Midwestern cable operators and 110,000 subscribers, Mr. Pandzik began purchasing cable programming networks, equipment and services in large master contracts on behalf of the membership. Over a 21-year tenure as the NCTC’s leadership, he guided the co-op to become a cable powerhouse with the addition of 1,700 member companies and 8,000 franchised cable systems, embodying 10 million subscribers across the U.S. — a subscriber base that today surpasses every multiple service operator but one. During this time, Mr. Pandzik also served on the board of C-SPAN for nearly 10 years, was inducted into the Cable Television Pioneers in 1992 and was listed as one of the Top-100 most influential personalities in the cable industry by CableFAX. Previously, he served HBO as director of new business development in the network’s New York City office from 1982 to 1984 and as regional director in the Kansas City sales and marketing office from 1978 to 1982. Prior to that, he was with Hallmark Cards as a TV director for the company’s Crown Center project in Kansas City. Mr. Pandzik holds a B.S. from the University of Nebraska and a M.S. from Kansas University.

Business Experience of Directors with Terms Expiring 2009

Thomas H. Massie has served as a director and the Secretary of Outdoor Channel Holdings, Inc. since 1984, its Executive Vice President since 1994 and as its Vice Chairman of the Board since 1999. He attended the University of Alaska, Fairbanks, studying business administration. Thomas H. Massie is the brother of Perry T. Massie.

Roger L. Werner, Jr. has served as a director of Outdoor Channel Holdings, Inc. and as its President since October 17, 2006. He has served as its CEO since February 2007. From 1995 to until 2001, he served as the President and CEO of Speedvision and Outdoor Life Network. From 1990 to 1994, Mr. Werner served as President and CEO of Daniels Programming Ventures, LLC, where he managed Daniels’ interest with Prime Ticket (now Fox Sports West), and Prime Sports Network Group, a joint venture with Liberty Media, along with a number of other sports media properties. From 1982 to 1988 he was the Chief Operating Officer of ESPN, and from 1989 to 1990 he was its Chief Executive Officer. Prior to working at ESPN, he served as a management consultant for McKinsey and

Company from 1979 to 1982. Mr. Werner serves on the Board of Directors of Narrowstep Inc., a public company providing broadband television service, and Granahan McCourt Acquisition Corporation, a blank check company that was formed for the purpose of acquiring assets or operating businesses in the telecommunications and media industries. He also serves as Chairman of WATV, a private sports programming and production company. He is a graduate of Trinity College, Hartford, Connecticut and holds an M.B.A. from the University of Virginia.

David C. Merritt has served as a director of Outdoor Channel Holdings, Inc. since December 2003. He has served as a director of Charter Communications, Inc., a provider of cable television and other communication services, since July 2003. Mr. Merritt became Senior VP, Chief Financial Officer of iCRETE, LLC., a company in the building materials industry, effective October 1, 2007. Mr. Merritt is a director of Calpine, Corp. also a company in the building materials industry since February 2006. Mr. Merritt was a Managing Director at Salem Partners LLC, an investment banking firm, from October 2003 until September 2007. From January 2001 through April 2003, Mr. Merritt served as Managing Director in the Entertainment Media Advisory Group at Gerard Klauer Mattison & Co., Inc., a company that provides advisory services to the entertainment media industries. He has also served as a director of Laser-Pacific Media Corporation from January 2001 to October 2003. Mr. Merritt was an audit and consulting partner of KPMG LLP for 14 years. During that time, he served as national partner in charge of the media and entertainment practice.

Business Experience of Directors with Terms Expiring 2010

Perry T. Massie has served as a director of Outdoor Channel Holdings, Inc. since 1984 and Chairman of the Board since 1994. He also has served as its Chief Executive Officer from 1986 to February 2007 and as its President from 1994 to October 2006. From 1986 until 1996, he also served as the Chief Financial Officer of Outdoor Channel Holdings, Inc. Mr. Massie served as Co-President of The Outdoor Channel, Inc. from 1998 to October 2006. Mr. Massie earned a B.S. degree in Mining Engineering from the University of Alaska, Fairbanks. Perry T. Massie is the brother of Thomas H. Massie.

T. Bahnson Stanley has served as a director of Outdoor Channel Holdings, Inc. since January 2004. He is currently a partner in the private equity firm Ellis, McQuary & Stanley, LLC, which acquires and invests in media, technology and service companies. From 1991 to 2003, Mr. Stanley served in various positions for Landmark Communications, Inc. most recently as Executive Vice President — Strategy and Development — The Weather Channel Companies®. While at Landmark, he was responsible for strategy, new business development and operations of various properties, including The Travel Channel and The Weather Channel. From 1985 to 1991, Mr. Stanley held the position of Vice President — Investment Banking with Scott & Stringfellow (now a division of BB&T Corporation). From 1980 to 1985, Mr. Stanley served in various positions within Landmark Communications, Inc. As the Director of Business Development, Cable and Broadcast, Mr. Stanley developed the strategy and tactics to convert The Weather Channel from a free service to a subscriber fee based service. Mr. Stanley earned an MBA from the University of Virginia and a B.A. degree from Duke University.

Board of Directors Meetings

The Board took action by unanimous written consent or held meetings twelve (12) times during 2007. During 2007, each incumbent director attended at least 75% of the meetings of the Board and committees of the Board on which he or she served which were held during 2007.

Board Committees

The Board currently has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee and may from time to time establish other committees.

Audit Committee.  Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent auditors and reviews our consolidated financial statements and internal controls. The current members of our Audit Committee are Messrs. Kinley, Stanley and Merritt, with Mr. Merritt serving as chairman. The Board has determined that each member of the Audit Committee is independent, as defined in Rule 4200(a)(15) of the Nasdaq Stock Market Marketplace Rules and under Rule 10A-3 promulgated by the Securities and Exchange Commission. The Board has determined that Mr. Merritt is an audit committee financial expert for purposes of the rules and regulations of the Securities and Exchange Commission. The Audit Committee operates under a written charter adopted by the Board, a copy of which is available at http://www.outdoorchannel.com under the “Investor Relations — Corporate Governance” section. The Audit Committee took action by unanimous written consent or held meetings ten (10) times during 2007.

Compensation Committee.  Our Compensation Committee is responsible for determining, either alone or with the other independent directors, or recommending to the Board, the compensation and benefits of our executive officers and other key employees, administers our stock option plans and establishes and reviews general policies relating to compensation and benefits of all of our employees. The current members of the Compensation Committee are Messrs. Dalvi, Stanley and Pandzik, with Mr. Pandzik serving as chairman. The Board has determined that each member of the Compensation Committee is independent, as defined in Rule 4200(a)(15) of the Nasdaq Stock Market Marketplace Rules. The Compensation Committee operates under a written charter adopted by the Board, a copy of which is available at http://www.outdoorchannel.com under the “Investor Relations — Corporate Governance” section. The Compensation Committee took action by unanimous written consent or held meetings sixteen (16) times during 2007.

Nominating and Corporate Governance Committee.  Our Nominating and Corporate Governance Committee is responsible for assisting the Board in identifying prospective director nominees and recommend to the Board the director nominees for each annual meeting of stockholders; recommend members for each Board committee; ensure that the Board is properly constituted to meet its fiduciary obligations to the Company and its stockholders and that the Company follows appropriate governance standards; develop and recommend to the Board governance principles applicable to the Company; and oversee the evaluation of the Board and management. The current members of the Nominating and Corporate Governance committee are Messrs. Dalvi, Merritt, Pandzik, Stanley and Kinley, with Mr. Kinley serving as chairman. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent, as defined in Rule 4200(a)(15) of the Nasdaq Stock Market Marketplace Rules. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board, a copy of which is available at http://www.outdoorchannel.com under the “Investor Relations — Corporate Governance” section. The nominating and corporate governance committee took action by unanimous written consent or held meetings eight (8) times during 2007.

Governance

Director Independence.  The Board has determined that except for Perry T. Massie, Thomas H. Massie and Roger L. Werner, Jr., each of the members of the Board is an independent director under the Nasdaq listing standards. The independent directors have two or more regularly scheduled executive sessions per year at which only the independent directors are present.

Director Qualifications.  Our Nominating and Corporate Governance Committee will evaluate and recommend candidates for membership on the board of directors consistent with criteria established by such committee. The Nominating and Corporate Governance Committee has not formally established any specific, minimum qualifications that must be met by each candidate for the board of directors or specific qualities or skills that are necessary for one or more of the members of the board of directors to possess. However, the Nominating and Corporate Governance Committee, when considering a potential non-incumbent candidate, will factor into its determination the following qualities of a candidate: professional experience, educational background, including whether the person is a current or former CEO or CFO of a public company or the head of a division of a large international organization, knowledge of our business, integrity, professional reputation, independence, wisdom, and ability to represent the best interests of our stockholders. In the past, we have not engaged any third party or parties to identify or evaluate or assist in identifying or evaluating potential director nominees although we may do so in the future.

Director Nominations.  Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for director. Our Nominating and Corporate Governance Committee regularly assesses the appropriate size and composition of the board of directors, the needs of the board of directors and the respective committees of the Board and the qualifications of candidates in light of these needs. Candidates may come to the attention of the Nominating and Corporate Governance Committee through stockholders, management, current members of the board of directors or search firms. The evaluation of these candidates may be based solely upon information provided to the committee or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the committee deems appropriate, including the use of third parties to review candidates.

The Company has not received director candidate recommendations from its stockholders in the past, and it does not currently have a formal policy regarding consideration of such recommendations. It is anticipated, however, that any recommendations received from stockholders will be evaluated by the Nominating and Corporate Governance Committee in a similar manner that potential nominees suggested by Board members, management or other parties are evaluated.

Stockholder Communications with Board Members.  The Board has previously implemented a process by which stockholders may send written communications directly to the attention of the entire Board or any individual director. Stockholders who wish to communicate with the directors should indicate in their correspondence whether it is directed to an individual director or to the entire Board and should send such correspondence care of the Company’s secretary or assistant secretary at 43445 Business Park Drive, Suite 103, Temecula, California 92590.

Board Member Attendance at Annual Meetings.  The Company’s policy is to encourage directors to attend annual meetings, however, such attendance is not mandatory. All of the directors who were then in office attended the 2007 annual meeting of stockholders.

Compensation of Directors

Directors who are also employees do not receive any fees or remuneration, as such, for service on our Board or any Board committee.

In fiscal years 2007 and 2008, each non-employee director is entitled to receive an annual retainer of $24,000 for service on the Board, $1,000 for each meeting of the Board and $500 for each Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee or independent directors meeting attended by the director. In addition, the Chair of the Audit Committee is to receive an annual retainer of $10,000 for serving in that capacity and the Chairs of the Compensation Committee and the Nominating and Corporate Governance are each to receive an annual retainer of $2,500 for serving in that capacity.

Pursuant to our Non-Employee Directors Stock Option Plan, prior to May 2007 each non-employee director received an option to purchase 125,000 shares of common stock when they initially joined the Board. The exercise price of the option was equal to the fair market value of the underlying shares of common stock, and the option vested over a period of three years from the date of grant. In December 2006, the Board adopted a policy of granting each non-employee director that number of restricted shares equal to a value of $40,000 on the date of grant after the three year vesting period of the options; such restricted shares vested one year after the date of grant.

In May 2007, the Board terminated the Non-Employee Directors Stock Option Plan and superseded all prior policies with a new compensation policy of granting each non-employee director that number of restricted shares equal to a value of approximately $300,000 on the date of grant, with approximately one-third of such shares vesting annually immediately prior to the Company’s annual stockholder meeting provided that the non-employee director has continued to serve on the Board during the prior year. Upon a change in control, all such shares vest 100%.

Recommendation of the Board

The Board unanimously recommends a vote FOR the election of the above nominees.

PROPOSAL 2
RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP, the Company’s independent registered public accounting firm, to audit the Company’s consolidated financial statements for fiscal year 2008. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since September 2007. At the Annual Meeting, the stockholders are being asked to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2008. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to respond to appropriate questions and to make a statement if they so desire.

Vote Required

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote is required for approval.

Recommendation of the Board

The Board unanimously recommends a vote FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2008.

PROPOSAL 3
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE
COMPANY’S 2004 LONG-TERM INCENTIVE PLAN

General

The 2004 Long-Term Incentive Plan (the “2004 Plan”) was originally adopted by the Board of Directors in July 2004 and approved by the stockholders in September 2004. A total of 1,300,000 shares of common stock were initially reserved for issuance thereunder, which was adjusted to 3,250,000 shares to reflect the reincorporation of the Company from Alaska to Delaware in 2004 and the 5 for 2 forward split effected in connection therewith. As of April 25, 2008, of the 3,250,000 shares reserved for issuance under the 2004 Plan (without giving effect to the proposed amendment), 2,561,197 shares have been issued.

Changes Being Made to the 2004 Plan

The following is a summary of some of the proposed changes to the 2004 Plan:

•	The stockholders are being asked to approve an increase to the number of shares of the Company’s common stock authorized for issuance under the 2004 Plan from 3,250,000 to 4,050,000 shares.

•	No participant may receive an award of options, share appreciation rights, restricted shares and/or restricted share units that relate to more than 1,250,000 shares of the Company’s common stock.

•	The 2004 Plan shall continue in effect for a term of ten (10) years from June 10, 2008, and unless it is terminated sooner by the Board in accordance with the requirements of the 2004 Plan, shall terminate on June 10, 2018.

If the stockholders approve the 2004 Plan, as amended and restated, it will replace the current version of the 2004 Plan. Otherwise, the current version of the 2004 Plan will remain in effect. Our named executive officers and directors have an interest in this proposal.

Vote Required

The affirmative vote of a majority of the stockholders entitled to vote at the annual meeting will be required to approve Proposal 3.

Summary of the 2004 Plan

The 2004 Plan, as amended and restated, is set forth in full as Annex A to this Proxy Statement and is summarized below. As a summary, the description is qualified in its entirety by reference to Annex A which contains a complete statement of the terms and provisions of the 2004 Plan as amended and restated. If not otherwise defined below, capitalized terms used in this summary and not otherwise defined will have the meanings ascribed to such terms in the 2004 Plan.

Purpose

The purpose of the 2004 Plan is to attract, retain and motivate select employees, officers, directors, advisors and consultants (collectively, “participants”) of the Company and its affiliates, and to provide incentives and awards for superior performance.

Administration

The 2004 Plan shall be administered by either the Board or a committee appointed by the Board. The Board and any committee exercising discretion under the 2004 Plan from time to time are referred to as the “Committee.”

Subject to the terms of the 2004 Plan, the Committee has the authority, in its sole discretion, to determine the employees, officers, directors, advisors and consultants to whom awards shall be granted, the number of shares of the Company’s common stock subject to each award, the types of such awards, and the terms and conditions of the awards.

Eligibility

Any person who is an employee, officer, director, advisor or consultant of the Company or its affiliates is eligible to participate in the 2004 Plan. As of May 25, 2008, there were a total of 130 employees, officers, directors, advisors and consultants who were eligible to participate in the 2004 Plan.

The 2004 Plan provides for the grant of the following types of awards: (i) options, (ii) share appreciation rights, (iii) restricted shares, (iv) restricted share units, (v) deferred share units, and (vi) performance awards. Each of these is referred to individually as an “award” or collectively as “awards.”

Reserved Shares

A total of 4,050,000 shares will be reserved under the 2004 Plan, as amended and restated.

Shares of the Company’s common stock that are subject to an award that for any reason expires, is forfeited, is cancelled, or becomes unexercisable, and shares of Company common stock that are for any other reason not paid or delivered under the 2004 Plan shall again, except to the extent prohibited by applicable law, become available for subsequent awards under the 2004 Plan. Shares of Company common stock that the Company retains either as payment of the exercise price of an award or in order to satisfy the withholding or employment taxes due upon the grant, exercise, vesting or distribution of an award will also remain available for the Company to utilize for future awards.

Also, if the Company experiences any increase or decrease in the number of issues shares of Company common stock resulting from a stock-split, reverse stock-split, stock dividend, combination, recapitalization or reclassification of the shares of Company common stock, or any other increase or decrease in the number of issued shares of Company common stock effected without receipt of consideration by the Company, the Committee shall equitably adjust the number of shares covered by each outstanding award, the number of shares that have been authorized for issuance under the 2004 Plan (but as to which no awards have yet been granted or that have been returned to the 2004 Plan upon cancellation, forfeiture, or expiration of an award), as well as the price per share covered by each such outstanding award, to reflect such stock-split or other change.

Options

The 2004 Plan provides for the grant of both incentive stock options (“ISOs”) and options that are not intended to qualify as incentive stock options (referred to by the Company as “Non-ISOs”). Non-ISOs may be granted to employees, officers, directors, advisors and consultants. ISOs maybe granted only to employees. The Committee sets the term of each option in the corresponding award agreement, which may not exceed ten (10) years from the date of the grant (or five (5) years in the case of ISOs granted to 10% stockholders). The Committee also determines the vesting schedule for each option grant, including whether the option may be exercisable immediately upon grant or only after the occurrence of a specified event, or if it will vest in installments.

The exercise price for each ISO may not be less than 100% of the fair market value of a share of Company common stock on the date of grant (or not less than 110% of such fair market value in the case of grants of ISOs to 10% stockholders), and the 2004 Plan, as amended and restated, provides that the exercise price for each Non-ISOs may also not be less than 100% of the fair market value of a share of Company common stock on the date of grant. The Committee may at any time unilaterally reduce the exercise price for any option, so long as the Committee provides written notice to any participant affected by the reduction.

The methods of payment of the exercise price of an option are determined by the Committee in its discretion, as provided in the applicable award agreement, and include the following methods: (i) cash or check payable to the Company; (ii) other shares of Company common stock that are already owned by the participant, subject to certain requirements; (iii) by means of a cashless exercise program that the Committee may approve; or (iv) any combination of the foregoing. Additionally, the 2004 Plan, as amended and restated, provides that the exercise price of an option may also be paid by the surrender of vested shares subject to an award that have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which the option is being exercised.

The Committee has the discretion to set forth in the applicable award agreement the terms and conditions on which an option shall remain exercisable, if at all, following termination of a participant’s employment or service. The Committee may also waive or modify such provisions at any time. To the extent an award agreement does not specify the terms and conditions upon which an option shall terminate following a participant’s termination of employment or service with the Company, the option will be exercisable for thirty (30) days following a termination for other than death, disability, retirement or for cause. If the participant’s employment or service is terminated as a result of his or her disability or death, the option will be exercisable for a period of one (1) year from the date of such termination. If the participant’s employment or service is terminated as a result of retirement, the option will be exercisable for a period of six (6) months from the date of such termination. In the event a participant’s employment or service is terminated for cause, the participant will immediately forfeit the right to exercise the option.

Share Appreciation Rights

The 2004 Plan allows for the grant of share appreciation rights (“SARs”) to employees, officers, directors, advisors and consultants. SARs generally permit a participant who receives such an award to receive, upon exercise, cash and/or shares of Company common stock equal in value to the excess of (i) the fair market value, on the date of exercise, of the shares of Company common stock with respect to which the SAR is being exercised, over (ii) the exercise price of the SAR for such shares. The Committee may grant SARs either concurrently with the grant of an option or alone. If a SAR is granted independent of an option, the amount payable to the participant may be limited to a percentage, as specified in the award agreement, but not exceeding 100% of the excess value.

The exercise price of a SAR is set by the Committee in its sole discretion, provided, however, that it shall be no less than 85% of the fair market value of one share of Company common stock on the date of grant. Unless an award agreement provides otherwise, a SAR related to an option will be exercisable at such time or times, and to the extent, that the related option is exercisable, and a SAR granted independently of an option will be exercisable pursuant to the award agreement.

SARs may not have a term that exceeds ten (10) years. Additionally, the Committee may establish in an award agreement the terms and conditions on which SARs remain exercisable following a participant’s termination of service or employment; provided, however, that in the absence of any such provisions in an award agreement, the SAR shall remain exercisable for the same period of time as set forth above for options.

The 2004 Plan provides that no participant may receive options and SARs that relate to more than 1,250,000 shares of Company common stock.

Restricted Shares, Restricted Share Units, Unrestricted Shares and Deferred Share Units

The 2004 Plan provides for the grant to employees, officers, directors, advisors and consultants of restricted shares that are forfeitable until certain vesting requirements are met, as well as restricted share units, which represent the right to receive shares of Company common stock after certain vesting requirements are met. For restricted share awards and restricted share unit awards, the 2004 Plan provides the Committee with discretion to determine the terms and conditions under which a participant’s interests in such awards become vested.

The 2004 Plan, as amended and restated, provides that no participant may receive options, share appreciation rights, restricted shares and/or restricted share units that relate to more than 1,250,000 shares of Company common stock.

The 2004 Plan also provides for the grant to directors, consultants and members of a select group of management or highly compensated employees of deferred share units, which permit such participants to defer their receipt of cash or other compensation in exchange for that number of deferred share units having a fair market value equal to the shares or compensation which is deferred. A deferred share unit represents a future right to receive shares of Company common stock. As amended and restated, the 2004 Plan provides that the ability to defer compensation into deferred share units shall be subject to all of the requirements of Code Section 409A.

Unless an award agreement provides for earlier payment of cash dividends, when shares are released to a participant pursuant to the vesting of restricted shares, or shares underlying a restricted share unit or deferred share unit are issued to a participant, such participant may receive, at the sole discretion of the Committee, with respect to each share released or issued, an amount equal to any cash dividends (plus simple interest at the rate of five percent per annum, or such other reasonable rate as the Company may determine) and a number of shares equal to any stock dividends which were declared and paid to the holders of shares of Company common stock between the date of grant of such award and the date such share is released or issued.

Performance Awards

The 2004 Plan provides for the grant to employees, officers, directors, advisors and consultants of performance-based awards in the form of performance units that the Committee may, or may not, designate as “performance compensation awards” that are intended to be exempt from Code Section 162(m) limitations. In either case, performance units become payable based upon the achievement, within the specified period time, of performance objectives applicable to the participant, the Company, or an affiliate of the Company. Performance units are payable in shares of Company common stock, cash, or a combination of shares and cash. Additionally, the maximum performance units that any one participant may receive for any one performance period shall not exceed 500,000 shares of Company common stock and $2,000,000 in cash; provided, however, that the Committee has the discretion to provide in any award agreement that any amounts earned in excess of such limitations will either be credited as deferred share units or as deferred cash compensation under a separate plan of the Company. The Committee may designate the length of performance periods, provided that the periods may not be less than one fiscal year of the Company.

With respect to each award that is designated as a “performance compensation award,” the Committee shall establish, in writing, within the time required under Code Section 162(m), the performance period as to which the award relates, the objective formula by which to measure whether and to the extent to which the award is earned on the basis of the level of performance achieved, and the performance measures that the award is based on.

Under the 2004 Plan, the possible performance measures that “performance compensation awards” may be based on include the following: basic, diluted, or adjusted earnings per share; sales or revenue; earnings before interest, taxes and other adjustments (in total or on a per share basis); basic or adjusted net income; basic or adjusted funds from operations or cash flows; returns on equity, assets, capital, revenue or similar measure; level and growth of dividends; the price or increase in price of shares; working capital; total shareholder return; total assets; growth in assets; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, sales of assets of affiliates of the Company or business units. Each performance measure will be determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, in the case of a “performance compensation award,” to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance measures may vary from performance period to performance period, and from participant to participant, and may be established on a stand-alone basis, in tandem or in the alternative.

Transferability of Awards

Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or the laws of descent or distribution, except to the limited extent the Committee, in its discretion, provides that an award may be transferred by instrument to an inter vivos or testamentary trust in which the award is to be passed to beneficiaries upon the death of the participant, by gift to charitable institutions, or to the participant’s immediate family. An award may be exercised, during the lifetime of the holder of an award, only by such holder, the duly-authorized legal representative of a disabled participant, or a transferee as permitted by the Committee.

Change in Control

In the event of a change in control, each outstanding award will be treated as the Committee determines, including, that each outstanding award will be assumed or a substantially similar award will be substituted by the successor corporation or a parent or subsidiary of such successor corporation, that the vesting of awards shall accelerate so that awards will vest (and to the extent applicable, become exercisable) as to shares that would otherwise have been unvested and provide that repurchase rights of the Company with respect to shares issued upon exercise of an award shall lapse, that the participants will be paid cash or other consideration in exchange for the satisfaction and cancellation of outstanding awards, or to make such other modifications, adjustments or amendments to outstanding awards or the 2004 Plan as the Committee deems necessary or appropriate. The 2004 Plan, as amended and restated, provides that the action taken by the Committee may apply to all or any portion of the award.

In the event a participant holding an award that is assumed or substituted by the successor in a change in control is involuntarily terminated by the successor corporation in connection with, or within 12 months following consummation of the change in control, any assumed or substituted award held by the terminated participant at the time of termination shall accelerate and become fully vested (and exercisable in the case of options and SARs), and any repurchase right applicable to any shares of Company common stock shall lapse in full (unless the award agreement provides for a more restrictive limitation on the lapse of repurchase rights or otherwise places additional restrictions, limitations and conditions on an award). The 2004 Plan, as amended and restated, provides that for awards granted on or after June 10, 2008, that to the extent a successor corporation does not assume or substitute such awards for substantially similar awards, then to the extent any portion of the award is not otherwise exercised, vested and/or terminated prior to the effectiveness of the change in control, such unexercised and unvested shares of Company common stock shall be automatically terminated without any consideration being paid to the holder thereof as of the effectiveness of the change in control.

Amendment and Termination of the 2004 Plan

The Board may from time to time amend, alter, suspend, discontinue or terminate the 2004 Plan, subject to applicable laws, and provided that no amendment, suspension or termination of the 2004 Plan shall materially and adversely affect awards already granted unless it relates to either an adjustment pursuant to certain transactions that affect the Company’s capitalization, or is otherwise mutually agreed to between the participant and the Committee in writing.

The 2004 Plan, as amended and restated, provides that the 2004 Plan shall continue in effect for a term of ten (10) years from June 10, 2008, and unless it is terminated sooner by the Board, shall terminate on June 10, 2018.

Certain United States Federal Income Tax Information

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted under the 2004 Plan. Tax consequences for any particular individual may be different.

The following discussion assumes that the fair market value of the Company’s common stock on the date of exercise is greater than the per share exercise price.

Non-ISOs.  No taxable income is reportable when a Non-ISO with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

ISOs.  No taxable income is reportable when an ISO is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for Non-ISOs). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two (2) years after the grant date and more than one (1) year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

SARs.  No taxable income is reportable when a SAR with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Shares, Restricted Share Units, Deferred Share Units and Performance Units.  A participant generally will not have taxable income at the time an award of restricted shares, restricted share units, deferred share units, or performance units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable, or (ii) no longer subject to a substantial risk of forfeiture. However, the recipient of an award of restricted shares may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares on the date the award is granted).

Tax Effect for the Company.  The Company generally will be entitled to a tax deduction in connection with an award under the 2004 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a Non-ISO). Special rules limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its four most highly compensated executive officers. Under Code Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Code Section 162(m) are met. These conditions include stockholder approval of the 2004 Plan, setting limits on the number of awards that any individual may receive and for awards other than certain stock options, establishing performance criteria that must be met before the award actually will vest or be paid. The 2004 Plan has been designed to permit the Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Code Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such awards.

Section 409A.  Code Section 409A provides certain requirements on non-qualified deferred compensation arrangements. These include new requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Code Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Code Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Code Section 409A requires that such individual’s distribution commence no earlier than six (6) months after such officer’s separation from service.

Awards granted under the 2004 Plan with a deferral feature will be subject to the requirements of Code Section 409A. If an award is subject to and fails to satisfy the requirements of Code Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Code Section 409A fails to comply with Code Section 409A’s provisions, Code Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF UNITED STATES FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2004 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Awards to be Granted to Certain Individuals and Groups

The number of awards that an employee, officer, director, advisor or consultant may receive under the 2004 Plan is in the discretion of the Committee and therefore cannot be determined in advance. The following table sets forth (a) the aggregate number of shares issued pursuant to awards of restricted shares granted under the 2004 Plan during the last fiscal year, and (b) the dollar value of such shares based on $7.45 per share, the fair market value on April 25, 2008.

	Number of	Dollar Value of
Name of Individual or Group	Restricted Shares	Restricted Shares

Perry T. Massie	0	$0
Chairman
Thomas H. Massie(1)	0	$0
Executive Vice President
Roger L. Werner	0	$0
President and Chief Executive Officer
William A. Owen	35,000	$260,750
Executive Vice President and Chief Financial Officer(2)
Shad L. Burke	50,000	$372,500
Interim Chief Financial Officer; Chief Accounting Officer
Thomas E. Hornish	5,000	$37,250
Executive Vice President, Chief Operating Officer and General Counsel
All executive officers, as a group	90,000	$670,500
All directors who are not executive officers, as a group	173,161	$1,290,049
All employees who are not executive officers, as a group	274,609	$2,045,837

(1)	Mr. Thomas H. Massie resigned from the office of Executive Vice President on June 6, 2007 and continues to serve on the Company’s Board of Directors. For his service as a non-employee director, he received 29,673 Restricted Shares on December 14, 2007 that vest over three years of service (which are included in “All directors who are not executive officer, as a group”).

(2)	As of December 14, 2007, Mr. Owen was no longer employed by the Company. He is currently providing consulting services to the Company.

Board Recommendation

The Board of Directors recommends a vote “FOR” the approval of the 2004 Long-Term Incentive Plan, as amended and restated. The effect of an abstention is the same as that of a vote against the 2004 Long-Term Incentive Plan, as amended and restated. Unless you indicate otherwise, your proxy will be voted “FOR” the proposal.

AUDIT COMMITTEE REPORT

The Audit Committee Report that follows shall not be deemed to be incorporated by reference into any filings made by us under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), notwithstanding any general statement contained in any such filing incorporating this Proxy Statement by reference, except to the extent that we incorporate such report by specific reference.

The purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting, internal controls over financial reporting and audit functions. The Audit Committee is comprised solely of independent directors as defined in Rule 4350(d)(2)(A)(i) and (ii) of the listing standards for the Nasdaq Global Market.

During 2007, the Company’s management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee provided oversight and advice to management during this process. The Audit Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as well as the Reports of Ernst & Young LLP, our independent registered public accounting firm, included in the Company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements, and (ii) management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 as well as the effectiveness of internal control over financial reporting as of December 31, 2007. Finally, the Audit Committee reviewed and discussed with management and Ernst & Young LLP Auditing Standard No. 2 “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements” issued by the Public Company Accounting Oversight Board.

The Audit Committee of the Board has:

•	Reviewed and discussed with the Company’s management the audited consolidated financial statements as of and for fiscal year ended December 31, 2007;

•	Discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 “Communication with Audit Committees” as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants; and

•	Received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standard No. 1 “Independence Discussions with Audit Committees” as amended, issued by the Independence Standards Board, and has discussed with Ernst & Young LLP its independence.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007. The Audit Committee operates under a written charter adopted by the Board, a copy of which is available at http://www.outdoorchannel.com under the “Investor Relations — Corporate Governance” section.

Audit Committee

David C. Merritt, Chairman
David D. Kinley
T. Bahnson Stanley

Principal Accountant Fees and Services

In connection with the audit of the 2007 financial statements, the Company entered into an engagement agreement with Ernst & Young LLP which set forth the terms by which Ernst & Young LLP has performed audit services for the Company.

A representative of Ernst & Young LLP is expected to be present at the annual meeting. If a representative of Ernst & Young LLP is present at the annual meeting, he or she will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

In 2007, the Company changed its principal accounting firm to Ernst & Young LLP; previously the Company’s principal accountant had been J. H. Cohn LLP. The following table sets forth the aggregate fees billed to date for the annual and statutory audits for the fiscal years ended December 31, 2007 and 2006, and all other fees paid by the Company during 2007 and 2006 to its principal accounting firms during such time:

	For the Years Ended
	December 31
	2007	2006

Audit Fees	$1,393,000	$535,000
Audit-Related Fees	$0	$154,000
Services for Compliance and Tax Fees	$0	0

Totals	$1,393,000	$689,000

The fees listed under “Audit Fees” above were incurred for service related to the annual audit of the Company’s consolidated financial statements, reviews of interim consolidated financial statements and services that are normally provided in connection with statutory and regulatory filings and engagements. In 2007 and 2006, audit fees also include fees incurred for the audits of management’s assessment of the effectiveness of internal controls over financial reporting and the effectiveness of internal control over financial reporting. The fees listed under “Audit-Related Fees” above were incurred for service reasonably related to the performance of the audit of our annual consolidated financial statements as well as to consultations regarding internal controls and other accounting matters. There were no other fees billed by either Ernst & Young LLP or J. H. Cohn LLP for services rendered to us, other than the fees for services described above under “Audit Fees” or “Audit-Related Fees” for the fiscal years ended December 31, 2007 and 2006. Our Audit Committee pre-approved all services described above for fiscal year 2007 and has determined that these fees and services are compatible with maintaining the independence of Ernst & Young LLP and J. H. Cohn LLP. The Audit Committee requires that each service provided by Ernst & Young LLP or J. H. Cohn LLP be pre-approved by the Audit Committee.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 31, 2008 (except as otherwise indicated) for:

•	each of our directors;

•	each of our named executive officers;

•	each person known by us to be the beneficial owner of more than 5% of our outstanding common stock; and

•	all of our directors and executive officers as a group.

In the following table, percentage of ownership is based on 26,982,500 shares of common stock outstanding as of January 31, 2008. Except as otherwise indicated below, we believe that each person listed below has sole voting and investment power with respect to the shares owned, subject to applicable community property laws.

	Shares Beneficially
	Owned(2)
Name and Address of Beneficial Owners(1)	Number	Percent

Thomas H. Massie(3)	6,510,975	24.1%
Perry T. Massie(4)	6,472,872	24.0%
Musk Ox Investments, LP(5)	2,873,620	10.6%
Roger L. Werner, Jr.(6)	506,113	1.9%
T. Bahnson Stanley(7)	153,752	*
David C. Merritt(8)	152,771	*
Thomas E. Hornish(9)	165,274	*
Shad L. Burke	50,000	*
Ajit M. Dalvi	29,673	*
David D. Kinley	29,673	*
Michael L. Pandzik	29,673	*
All directors and executive officers as a group (10 persons)(10)	11,092,876	40.1%
Richard K. Dickson II(11)	1,618,175	6.0%
P.O. Box 2310 Temecula, CA 92593
Wells Fargo & Company(12)	1,587,900	5.9%
420 Montgomery Street San Francisco, CA 94163

*	Less than one percent

(1)	Unless otherwise noted above, the business address of each stockholder is c/o Outdoor Channel Holdings, Inc., 43445 Business Park Dr., Suite 103, Temecula, California 92590.

(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of January 31, 2008, are deemed outstanding for computing the percentage of the persons holding such options but are not deemed outstanding for computing the percentage of any other person.

(3)	Includes shares owned with Mr. Thomas Massie’s wife and in trusts and foundations, and 3,007,900 shares owned by entities owned jointly with Mr. Perry Massie, including Musk Ox Investments, LP. Mr. Thomas Massie disclaims beneficial ownership of the shares owned by such entities except to the extent of his pecuniary interest therein.

(4)	Includes shares owned with Mr. Perry Massie’s wife in trusts and foundations, and 3,007,900 shares owned by entities owned jointly with Mr. Thomas Massie, including Musk Ox Investments, LP. Mr. Perry Massie disclaims beneficial ownership of the shares owned by such entities except to the extent of his pecuniary interest therein.

(5)	Musk Ox Investments, LP is owned equally by Messrs. Perry and Thomas Massie. Its shares are also included in both of their total shares since both individuals may be considered to be the beneficial owner of such shares.

(6)	Includes 300,000 shares subject to options exercisable within 60 days of January 31, 2008.

(7)	Includes 125,000 shares subject to options exercisable within 60 days of January 31, 2008.

(8)	Includes 125,000 shares subject to options exercisable within 60 days of January 31, 2008.

(9)	Includes 102,500 shares subject to options exercisable within 60 days of January 31, 2008.

(10)	Includes our current directors’ and executive officers’ shares listed above.

(11)	Based on the most current information the Company has available. Includes shares owned with Mr. Dickson’s wife. Mr. Dickson was previously a director and officer of the Company and resigned all positions with us effective November 13, 2003.

(12)	Based on the information contained in a Schedule 13G filed with the Securities and Exchange Commission indicating the number of shares held as of December 31, 2007. Of the 1,587,900 shares beneficially held, Wells Fargo & Company has the sole power to vote or direct the vote of 1,557,085 shares, and has sole power to dispose or to direct the disposition of all such shares.

MANAGEMENT

Executive Officers

The following table sets forth the names, ages and positions of our current executive officers. Their respective backgrounds are described below.

Executive Officers and Directors:

Name	Age	Position

Perry T. Massie	45	Director — Chairman of the Board
Roger L. Werner, Jr.	58	President and Chief Executive Officer
Thomas E. Hornish	49	Executive Vice President, Chief Operating Officer & General Counsel
Shad L. Burke	35	Interim Chief Financial Officer; Chief Accounting Officer

Perry T. Massie has served as a director of Outdoor Channel Holdings, Inc. since 1984 and Chairman of the Board since 1994. He also has served as its Chief Executive Officer from 1986 to February 2007 and as its President from 1994 to October 2006. From 1986 until 1996, he also served as the Chief Financial Officer of Outdoor Channel Holdings, Inc. Mr. Massie served as Co-President of The Outdoor Channel, Inc. from 1998 to October 2006. Mr. Massie earned a B.S. degree in Mining Engineering from the University of Alaska, Fairbanks. Perry T. Massie is the brother of Thomas H. Massie.

Roger L. Werner, Jr. has served as a director of Outdoor Channel Holdings, Inc. and as its President since October 17, 2006. He has served as its CEO since February 2007. From 1995 to until 2001, he served as the President and CEO of Speedvision and Outdoor Life Network. From 1990 to 1994, Mr. Werner served as President and CEO of Daniels Programming Ventures, LLC, where he managed Daniels’ interest with Prime Ticket (now Fox Sports West), and Prime Sports Network Group, a joint venture with Liberty Media, along with a number of other sports media properties. From 1982 to 1988 he was the Chief Operating Officer of ESPN, and from 1989 to 1990 he was its Chief Executive Officer. Prior to working at ESPN, he served as a management consultant for McKinsey and Company from 1979 to 1982. Mr. Werner serves on the Board of Directors of Narrowstep Inc., a public company providing broadband television service, and Granahan McCourt Acquisition Corporation, a blank check company that was formed for the purpose of acquiring assets or operating businesses in the telecommunications and media industries. He also serves as Chairman of WATV, a private sports programming and production company. He is a graduate of Trinity College, Hartford, Connecticut and holds an M.B.A. from the University of Virginia.

Thomas E. Hornish has served as General Counsel of Outdoor Channel Holdings, Inc. since December 2004, its Executive VP of Corporate Development since February 2006 and its Chief Operating Officer since March 2007. From February 2003 to December 2004, he served as “Of Counsel” with Paul, Hastings, Janofsky & Walker LLP, an international law firm. Prior to that, he was an associate attorney with Brobeck Phleger & Harrison LLP since 1996. Mr. Hornish is licensed to practice law in California and Illinois, and is also a registered patent attorney. He is a retired, decorated veteran with more than 20 years experience in the U.S. Air Force. Mr. Hornish earned his J.D. degree in 1995 from The Ohio State University, Order of the Coif, while also attending the University of Chicago. He also holds a B.S. degree in chemical engineering from The Ohio State University.

Shad L. Burke has served as the Chief Accounting Officer of Outdoor Channel Holding, Inc. since October 2007, and has served as our Interim Chief Financial Officer since December 2007. He previously served as Vice President of Finance and corporate controller of Dot Hill Systems Corp., a provider of data storage systems, where he also served as Interim Chief Financial Officer from March through July 2006. From April 2004 to July 2005, Mr. Burke held the position of corporate controller at PeopleSupport, Inc., a business process outsourcer. From July 2002 to April 2004, he was a senior manager in the assurance practice of the Los Angeles office of Deloitte & Touche, a public accounting firm. From September 1995 to July 2002, Mr. Burke held various assurance positions with Arthur Andersen, a public accounting firm. Mr. Burke received a degree in business economics from University of California, Santa Barbara and is a C.P.A.

REPORT OF COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for the year ended December 31, 2007 with management. Based on this review and discussion, the Compensation Committee recommended that the CD&A be included in the proxy statement relating to the 2008 annual meeting of stockholders for filing with the SEC.

Compensation Committee

Michael L. Pandzik — Chairperson
Ajit M. Dalvi
T. Bahnson Stanley

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Executive Compensation Objectives and Philosophy

Our executive compensation plan’s objectives are to offer the Company’s executive officers competitive compensation opportunities based upon their contribution to the growth or financial success of the Company and their personal performance, and to incentivize such executives to remain employed by the Company. To increase short-term and long-term stockholder value, we have designed our executive compensation plan to reward:

•	company performance as measured by specific financial measures; for example, in establishing 2008 objectives for each of our executives under our Executive Annual Cash Bonus Plan, we have chosen certain profitability targets as a threshold for granting any such cash bonus payments to any executive; and

•	individual performance as measured against personal goals and objectives that contain quantitative components; such personal goals depend on the position occupied by our executive officers and can include the development and implementation of long-term strategic initiatives; growth of the Company; the achievement of financial targets in those departments for which such executive is responsible; ensuring operational excellence within and across the Company’s core services; providing leadership and creating an environment that fosters passion, teamwork and agility within the organization; and building and sustaining long-term relationships with the Company’s affiliates and other customers.

We include a significant equity component in our overall compensation to align the long-term interests of our executives with those of our stockholders. Our compensation plan is designed to encourage success of our executives as a management team, rather than only as individual contributors, by attaining overall corporate goals while at the same time encouraging each executive to attain certain objectives each year. In setting those objectives, we consider the Company’s historic performance, the current and anticipated economic conditions in our market place and industry, and the overall strategic plans of the Company.

Role and Authority of Compensation Committee

The Compensation Committee consists of Messrs. Dalvi, Pandzik and Stanley, with Mr. Pandzik serving as its chairman. Each member of the Compensation Committee is a “non-employee director” within the meaning of Rule 16b-3 under the Securities and Exchange Act of 1934, an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code and satisfies the independence requirements imposed by the Nasdaq Global Market.

The Compensation Committee is responsible for determining or recommending to the Board of Directors the compensation of the Company’s Chief Executive Officer and executive officers. The Compensation Committee also reviews the compensation of other selected key employees. The Compensation Committee reviews and approves each of the elements of the executive compensation program of the Company and continually assesses the effectiveness and competitiveness of the program. The Compensation Committee also periodically reviews director compensation in conjunction with the Nominating and Corporate Governance Committee.

The Compensation Committee operates under a written charter adopted by our Board. A copy of the charter is available at http://www.outdoorchannel.com under the “Investor Relations — Corporate Governance” section.. The charter permits the Compensation Committee to select, engage and determine funding for independent counsel and other advisors as it deems necessary and appropriate. In addition, the Compensation Committee may, if it chooses, except in relation to the Chief Executive Officer and other executive officers of the Company, delegate to the management of the Company the power to award compensation packages within the guidelines approved by it. To date, the Compensation Committee has not delegated to management such power.

The Role of our Executives in Setting Compensation

The Compensation Committee on occasion meets with our President and Chief Executive Officer and/or other executives to obtain recommendations with respect to Company compensation programs, practices and packages for executives, other employees and directors. Management makes recommendations to the Compensation Committee on the base salary, bonus targets and equity compensation for the executive team and other employees. The Compensation Committee considers, but is not bound to and does not always accept, management’s recommendations with respect to executive compensation. The Compensation Committee may also seek input from an independent compensation consultant prior to making any final determinations.

Mr. Werner, Mr. Hornish and Mr. Burke and other Board members often attend the Compensation Committee’s meetings, but the Compensation Committee also regularly holds executive sessions not attended by any members of management or other directors. The Compensation Committee discusses the compensation packages of Mr. P. Massie (as Chairman of the Board), Mr. Werner, Mr. Hornish and Mr. Burke with each of them, but makes decisions with respect to each such executive’s compensation without them present. The Compensation Committee has the ultimate authority to make decisions with respect to the compensation of our named executive officers, but may, if it chooses, delegate any of its responsibilities to subcommittees.

Elements of Compensation

Executive compensation consists of the following elements:

•	Base salary;

•	Annual Incentive Cash Bonus Compensation;

•	Long-Term Stock-Based Incentive Awards; and

•	Retirement benefits under a 401(k) plan and other generally available benefit programs.

In 2007, the Compensation Committee principally utilized the annual Cable Programmers /Broadcast Networks Compensation Survey conducted by the Cable and Telecommunications Human Resources Association (the “CTHRA Survey”) as a guide for determining compensation of the Company’s executive officers and employees. In general, the Compensation Committee reviews the CTHRA Survey to provide it with information regarding executives with similar responsibilities for comparable companies (based on number of networks operated by each company, the number of subscribers to the networks, etc.); the Compensation Committee then uses its own judgment to adjust for the geographic region.

Based on the CTHRA Survey, our target for executive base salaries and overall compensation is generally at or below the median of the range of salaries for executives in similar positions with similar responsibilities at comparable companies, however, the Compensation Committee will consider the experience and skills of each specific executive in determining his or her compensation package with the Company and make individual determinations as it deems necessary in the best interest of the Company and its stockholders. We feel that the base salaries we offer our executives, combined with our short and long-term incentive plans and other benefits, will enable us to attract and retain talented executives.

With the exception of Mr. Werner, the Company does not have an employment agreement with any of its executive officers.

Base Salary

The base salary for each executive is set on the basis of (i) industry experience, knowledge and qualification, (ii) the salary levels in effect for comparable positions within the Company’s principal industry marketplace competitors and the local area, and (iii) internal comparability considerations. The base salary for each executive is initially established through negotiation at the time the officer is hired, taking into account such officer’s scope of responsibilities, qualifications, experience, prior salary and competitive salary information within our industry, if available. Year-to-year adjustments to each executive officer’s base salary are determined by an assessment of her or his sustained performance against individual goals, including leadership skills and the achievement of high ethical standards, the individual’s impact on the Company’s business and financial results, current salary in relation to the salary range designated for the job, experience, demonstrated potential for advancement, and an assessment against base salaries paid to executives for comparable jobs in the marketplace. Generally, we believe that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions with similar responsibilities at comparable companies. However, in some circumstances, we may agree to a base salary in excess of such median if it is determined to be in the best interest of the Company and its stockholders to do so.

Base salary is intended to reflect individual performance and is designed to be generally competitive with salary levels in the industry, experience and the local area. Base salary is paid to attract and retain our executives and to provide them with a level of predictable base compensation that is competitive among comparable companies and that allows them to devote their full time, dedicated efforts to the Company. Because base salary, in the first instance, is set at the time the executive is hired, it is largely market-driven and influenced by the type of position occupied, the level of responsibility, experience and training of each executive, and the base salary at his or her prior employment. Annual adjustments to base salary, if any, are influenced by the individual’s achievement of individual goals, the Company’s achievement of its financial goals, and other information available to the Compensation Committee and are designed to assure that we remain competitive.

Annual Cash Bonus Compensation

The Company maintains an annual cash bonus program for executives to serve as a vehicle for retaining executives of the Company and sustaining exceptional performance. The annual cash bonus program is an important component of the Company’s overall competitive compensation package. The Compensation Committee developed and approved specific performance targets for fiscal year 2007 under the Executive Annual Cash Bonus

Plan (the “Bonus Plan”) previously adopted by the Compensation Committee, in which certain executive officers including Messrs. Werner, Owen and Hornish participated during fiscal 2007.

Generally, cash bonuses are paid only if the Company achieves certain profitability targets, and then each executive officer participating in the Bonus Plan is eligible to receive a certain portion of his annual salary if specific individual performance targets are met. The payment of an award under the Bonus Plan is generally conditioned upon the participant’s employment on a full-time basis by the Company through the bonus payment date. The Compensation Committee retains the sole and absolute discretion to determine any bonuses paid pursuant to the Bonus Plan, and also retains the right to pay the executives a fully discretionary bonus, up to a specified maximum amount, even if the Company’s profitability targets are not met.

For fiscal 2007, the specific performance targets selected by the Compensation Committee were: (i) achieving targeted revenues and profitability; (ii) increasing the number of subscribers to Outdoor Channel; (iii) planning and executing on certain strategic initiatives; (iv) implementing a re-branding, and improving the quality of Outdoor Channel; and (v) ensuring all financial and legal reports are timely prepared and filed with the SEC. We believe that disclosing the specifics of certain of the established targets would require us to disclose confidential trade secrets, commercial or financial information that would result in competitive harm to the Company. When originally established, we believed the specific targets were reasonably attainable even though some might be difficult to achieve. As shown below, not all specific performance targets were met in 2007.

In December 2007, the Compensation Committee compared the actual performance of the Company and each of the executives to the previously established performance targets for the year to determine the bonuses, if any. In making such comparisons and determinations, the Compensation Committee reviewed the most current 2007 financial projections of the Company to determine whether the profitability target of the Company had been met and to determine whether some of the individual executives’ targets had been met. The Compensation Committee then reviewed other targets for each executive that were more subjective and, after reviewing each executive’s performance, used its discretion to determine whether such targeted performance had been met. Finally, the Compensation Committee reviewed all other extenuating circumstances and considerations to determine the total bonus, if any, each executive should be paid. The following table shows the 2007 targeted cash bonus and the amount actually earned for each named executive officer.

	Targeted 2007 Bonus	Amount of 2007 Bonus
Named Executive Officer	(maximum)	Earned

Mr. P. Massie(1)	N/A	N/A
Mr. T. Massie(2)	N/A	N/A
Mr. Werner	$150,000	$115,000
Mr. Owen(3)	$90,000	$62,994
Mr. Hornish	$101,250	$75,938
Mr. Burke(4)	N/A	N/A

(1)	Mr. P. Massie was not eligible for a 2007 incentive cash bonus.

(2)	Mr. T. Massie resigned from the office of Executive Vice President on June 6, 2007 and was not eligible for a 2007 incentive cash bonus.

(3)	As of December 14, 2007, Mr. Owen was no longer employed by the Company. He is currently providing consulting services to the Company.

(4)	Mr. Burke joined the Company in October 2007 and was not eligible for any 2007 incentive cash bonus. Mr. Burke was paid a cash bonus of $50,000 in connection with his agreement to join the Company in 2007.

In March 2008, the Compensation Committee set the profitability targets and specific performance targets that will be used to determine bonuses, if any, under the Bonus Plan for fiscal 2008. Whether any bonuses will be paid depends on actual performance during fiscal 2008 compared to the set goals. The specific performance targets set for fiscal 2008 include the following: (i) achieving targeted revenues and profitability; (ii) increasing the number of subscribers to Outdoor Channel; (iii) increasing the ratings of Outdoor Channel programs; (iv) increasing the number of visitors to the Company’s web site; (v) improving internal financial controls; and (vi) ensuring all financial and legal reports are timely prepared and filed with the SEC.

The following table shows the 2008 targeted incentive cash bonus for each named executive officer eligible for such bonus.

Targeted 2008 Bonus
Named Executive Officer	(maximum)

Mr. Werner	$225,000
Mr. Hornish	$162,500
Mr. Burke	$90,000

Payments under our Bonus Plan are based on achieving both personal and corporate goals. Personal goals are established for each executive and support our overall corporate goals. Wherever possible, personal goals contain quantitative components. An executive officer’s failure to meet some or all of these personal goals can affect the bonus amount or preclude participation in the Bonus Plan altogether. We believe that offering significant potential income in the form of cash bonuses allows us to attract and retain executives that will maximize value for our stockholders and strive towards the achievement of such goals.

We pay annual bonuses to reward the achievement of clearly defined but shorter-term performance goals. We believe that such bonuses provide incentive to achieve our goals, and we carefully align our goals with our stockholders’ interests by measuring them, whenever possible. Such measurements may be in the form of revenue and income or other financial objectives as well as other metrics. We set performance goals that we believe can be achieved, but that require excellence in personal and company-wide performance. We also believe that the competitive environment in our industry and geographic location necessitates the inclusion of bonus elements in our compensation program in order to retain and attract talented executives. Bonus levels are set based on our review of the Company’s annual business plan and financial performance objectives. After estimating the likely financial results of the business plan as submitted by management and approved by the Board, we set financial goals based on those estimated results in terms of revenue, income or other financial measurements and other metrics. We allocate a percentage of these potential incremental improvements to executive bonuses. We set the minimum performance thresholds that must be reached before any bonus will be paid at levels that we believe are achievable, but that will take significant effort and skill to achieve the Company’s annual strategic business plan objectives. Because we wish to provide incentives for the best performance attainable, we purposefully omit upper bonus amount limits in some cases.

In addition to the cash bonuses described above, in February 2008 we entered into a Supplemental Compensation Agreement with Mr. Werner in order to more closely align his overall compensation package to that within the Company’s industry by providing him an additional cash bonus if certain Company goals are met. For a description of this additional bonus, see the Section entitled “Employment Arrangements and Change in Control Arrangements” below.

Long-Term Stock-Based Incentive Awards

Our long-term stock-based incentive awards to executives and employees consist of stock options, restricted shares and performance units, and since 2004 have been granted under our 2004 Long-Term Incentive Plan. The objective of these awards is to advance the longer-term interests of our stockholders and our executive officers and to complement incentives tied to annual performance. Our stock options, restricted shares and performance units have been established to provide our executive officers with incentives to help align their interests with the interests of stockholders. We have not adopted stock ownership guidelines. Currently, neither the Board nor its Compensation Committee has delegated authority to any member of management to grant any equity awards.

The executive’s vesting rights to equity awards are generally negotiated at the time of initial hiring and at the time of any additional awards. Currently our equity awards vest over various periods ranging from three to seven years on a monthly or annual basis or upon the attainment of specified objectives. If options are granted to an executive, each option is generally exercisable over a five-year period following its grant unless the executive’s employment terminates prior to such date. The number of equity awards granted to an executive is also dependent on the number of shares available in the equity award pool, the number of awards already granted and vested to each individual executive, and information concerning the equity award granting practices of comparable companies.

The Compensation Committee does not grant equity awards in anticipation of the release of material nonpublic information. Similarly, the Company does not time the release of material nonpublic information based on equity award grant dates.

The majority of our equity awards are granted to our executive officers at the time of hire. However, we may also grant an equity award upon such executive’s promotion and/or as part of an annual review.

New Hire Equity Award Grant Process for Executives.  For newly hired executive officers, the Compensation Committee determines the number, structure and vesting schedule of equity awards to be granted based on information it has available on such packages to similarly situated executives and recommendations by the CEO and other directors. If the Compensation Committee grants the equity awards prior to the executive’s hire date, the effective date of the grant is the executive’s first day of employment or, if the stock market is closed on that day, the next business day when the market opens. If options are granted to such executive, the exercise price is established on the grant date and vesting commences on the same date. If the grant does not occur prior to the executive’s hire date, the grants are effective and vesting commences on the day such awards are made by the Compensation Committee. If options are awarded, the exercise price of each option grant is the fair market value of the underlying shares at the time of grant. The fair market value of such underlying shares is determined by the closing price of our stock as of the date of the grant or the most recently available closing price at the time of grant.

Other Equity Awards Grant Process.  For non-executive employees, we generally consider whether to make any equity awards during our annual employee review process, and we make grants related to promotions when the need arises. The grant date, vesting date and exercise price all are established as described above. All equity awards granted to our executive officers and employees are currently approved by the Compensation Committee. Grants made in connection with promotions or for other reasons related to executive retention are made by the Compensation Committee either by unanimous written consent or at meetings. The grants are effective and vesting commences on the day of the grant or some other date as established by the Compensation Committee. If options are awarded, the exercise price of each option grant is the fair market value of the underlying shares at the time of grant. The fair market value of such underlying shares is determined by the closing price of our stock as of the date of the grant or the most recently available closing price at the time of grant.

Non-Employee Director Equity Awards Grant Process.  Pursuant to our Non-Employee Directors Stock Option Plan, prior to May 2007 each non-employee director received an option to purchase 125,000 shares of common stock when they initially joined the Board. Only two current directors, Messrs. Merritt and Stanley, hold such options, which are fully vested at this time. In December 2006 the Board adopted a policy of granting each non-employee director that number of restricted shares equal to a value of $40,000 on the date of grant after the vesting period of the options; such restricted shares vested one year after the date of grant. In May 2007, the Board terminated the Non-Employee Directors Stock Option Plan and superseded all prior policies with a new compensation policy of granting each non-employee director that number of restricted shares equal to a value of approximately $300,000 on the date of grant, with approximately one-third of such shares vesting annually immediately prior to the Company’s annual stockholder meeting provided that the non-employee director has continued to serve on the Board during the prior year. Upon a change in control, all such shares vest 100%.

Retirement Benefits under the 401(k) Plan, Executive Perquisites and Generally Available Benefit Programs

Each executive is eligible to receive vacation and healthcare benefits that are generally available to all employees of the Company. The amount of vacation for which each executive is eligible is generally negotiated at the time of initial hiring and currently ranges from three to four weeks. Each executive is also eligible to receive benefits in the form of medical, dental and vision insurance coverage.

The Company maintains a tax-qualified 401(k) plan, which provides for broad-based employee participation. Under the 401(k) plan, all employees of the Company are eligible to receive matching contributions from the Company that are subject to vesting over time. The matching contributions for the 401(k) plan for the 2007 plan year was $0.50 for each dollar on the first 6% of each participant’s pretax contributions, and was generally calculated and paid on a payroll by payroll basis subject to applicable Federal limits, and subject to vesting. After each year, the Company reviews and reconciles each participant’s pretax contributions and the Company’s matching contributions in order to comply with applicable laws. The Company does not provide defined benefit pension plans or defined contribution retirement plans to its executives or other employees other than the 401(k) plan.

We intend to continue to maintain our current benefits for our executive officers, including medical, dental and vision insurance coverage and the ability to contribute to our 401(k) plan; however, the Compensation Committee in its discretion may revise, amend or add to the executive officers’ benefits if it deems it advisable. The benefits currently available to the executive officers are also available to our other employees, except that the Company provides medical, dental and vision insurance coverage to the named executive officers that includes coverage for their spouses and dependents. At times, we may also pay the relocation, housing or commuting costs of our employees, including our executive officers.

Compensation of Chief Executive Officer

We have entered into an employment contract with our President and Chief Executive Officer Roger L. Werner, Jr. We base the total compensation of our CEO largely upon policies and criteria similar to those used for our other executive officers as described above.

Roger L. Werner, Jr. became our President effective October 17, 2006 and our Chief Executive Officer effective February 16, 2007. Mr. Werner’s base salary for 2007 was $300,000 per annum, and he was eligible to receive a cash bonus of $150,000 in 2007. As a result of the Compensation Committee’s annual review of Mr. Werner’s overall compensation package, and after considering Mr. Werner’s experience with emerging growth cable network companies and the knowledge and skills he brings to the management team, in February 2008 we entered into a Supplemental Compensation Agreement with Mr. Werner in order to more closely align his overall compensation package to that within the Company’s industry. Pursuant to this supplemental compensatory agreement, Mr. Werner’s base salary was increased from $300,000 to $450,000 effective February 4, 2008, and his base salary will increase from $450,000 to $500,000 effective October 16, 2008. In addition, Mr. Werner will receive an additional cash bonus if certain Company goals are met. For a more complete description of this Supplemental Compensation Agreement, along with a description of Mr. Werner’s employment agreement and equity awards, please see the Section entitled “Employment Arrangements and Change in Control Arrangements” below.

Waiving or Modifying Performance Goals

We exercise reasonable discretion in modifying performance goals when unanticipated events, such as market or regulatory changes, the need to adjust business plans or individual assignments or areas of responsibility, or the loss of key personnel have made the achievement of previously set individual or company-wide performance goals impossible or significantly more difficult. We believe that the failure to adjust goals in such circumstances could lead to justified disappointment and the potential departure of key personnel we wish to retain. If performance goals are restated because of unanticipated events, we may adjust the bonus and option elements of the executive compensation plan. Any such adjustments would generally continue to include, as a prerequisite, the executive’s meeting her or his individual performance goals, and the Company’s achievement of revised, measurable financial goals such as revenue or earnings.

Accounting and Tax Considerations

Internal Revenue Code Section 162(m) precludes the Company from deducting certain forms of non-performance-based compensation in excess of $1,000,000 to named executive officers. To date, we have not exceeded the $1,000,000 limit for any executive although we most likely will exceed such limit in 2008 in connection with Mr. Werner’s overall compensation. However, since equity-based awards comprise a significant portion of total compensation, the Compensation Committee has taken appropriate steps to preserve deductibility for such awards in the future, when appropriate.

Although the Board and Compensation Committee also consider the accounting effect resulting from an executive’s compensation package, such consideration is not a definitive or decisive factor. The Board and its Compensation Committee believes it designs and structures its executives’ compensation packages in a way to hire extremely capable and highly motivated executives that can favorably impact the Company and its stockholders.

Post-Termination Compensation and Benefits

The Company does not have employment agreements or severance agreements with any of its executive officers other than the employment agreement and supplemental compensation arrangement with Mr. Werner and change in control severance agreements with each of Messrs. Hornish and Burke, each as described under the section entitled “Employment Arrangements and Change in Control Arrangements” below. The Board and Compensation Committee have reviewed these agreements along with outside advisors and the Company’s outside legal counsel. The Board and Compensation Committee believe that granting such benefits are necessary in order to incentivize such executives to initially join the Company and/or remain employed by the Company, and in exchange, the Company benefits from receiving a full release of claims by such executive upon the termination of employment. In addition, each executive must agree to not solicit any of the Company’s employees or disparage the Company for that period during which the executive is receiving such benefits.

Salary and Bonus in Proportion to Total Compensation

Because of the congruence of interest by our executives and our stockholders in sustained, long-term growth of the value of our stock, we seek to keep cash compensation generally in line with market conditions and use equity awards as a means for our executives to obtain better than average compensation for extraordinary performance.

Executive Compensation

The following table provides information regarding the compensation earned during the fiscal years ended December 31, 2007 and 2006, respectively by our chairman, former executive vice president, chief executive officer, our former chief financial officer and our two other most highly compensated executive officers who were employed by us as of December 31, 2007. We refer to these executive officers as our “named executive officers” elsewhere in this document.

SUMMARY COMPENSATION TABLE

							Non-Equity
					Stock	Option	Incentive Plan	All Other
		Salary		Bonus	Awards(1)	Awards(1)	Compensation	Compensation		Total
Name and Principal Position	Year	($)		($)	($)	($)	($)	($)		($)

Perry T. Massie	2007	125,941		—	—	—	—	3,782	(2)	129,723
Chairman	2006	169,196		—	—	—	45,938	5,969	(2)	221,103
Thomas H. Massie	2007	43,269		—	—	—	—	1,385	(2)	44,654
Former Executive VP(5)	2006	150,000		—	—	—	28,688	4,921	(2)	183,609
Roger L. Werner, Jr.	2007	312,692		—	604,408	385,122	115,000	6,586,035	(3)	8,003,257
President & CEO	2006	63,461		300,000	126,042	540,165	—	2,495,977	(4)	3,525,645
William A. Owen	2007	362,299	(7)	—	136,882	816,017	62,994	1,797	(2)	1,379,989
Executive VP &	2006	181,963		—	629	751,638	59,084	6,191	(2)	999,505
Former CFO(6)
Thomas E. Hornish	2007	227,999		—	218,204	162,265	75,938	2,278	(2)	686,684
Executive VP,	2006	210,879		—	208,500	158,588	64,260	5,750	(2)	647,977
COO & GC
Shad L. Burke	2007	42,404		50,000	12,312	—	—	—		104,716
Interim CFO; CAO

(1)	Computed in accordance with FAS 123(R), but ignoring any forfeiture rate that would be applicable in such computations. See Note 11 to Consolidated Financial Statements in the Company’s Form 10-K for the year ended December 31, 2007 for assumptions made in these valuations.

(2)	Represents the Company’s matching portion of contributions to our 401(k) Plan on behalf of the Named Executive Officer.

(3)	Represents the Company’s matching portion of contributions to our 401(k) Plan of $3,450 and a $6,582,585 compensation charge computed in accordance with FAS 123(R) for Performance Unit Awards. See Note 11 to Consolidated Financial Statements in the Company’s Form 10-K for the year ended December 31, 2006 for assumptions made in this valuation.

(4)	Represents the compensation charge computed in accordance with FAS 123(R) for Performance Unit Awards. See Note 11 to Consolidated Financial Statements in the Company’s Form 10-K for the year ended December 31, 2006 for assumptions made in this valuation.

(5)	Became a non-employee director upon his resignation from the office of Executive Vice President on June 6, 2007.

(6)	As of December 14, 2007, Mr. Owen was no longer employed by the Company. He is currently providing consulting services to the Company.

(7)	Includes $19,232 of accrued vacation and $152,000 of severance payments related to Mr. Owen’s termination of employment with the Company.

Grants of Plan-Based Awards

Plan-based equity awards granted to our named executive officers are generally incentive stock options to the extent permissible under the Internal Revenue Code. The exercise price per share of each option granted to our named executive officers was the closing price of our stock on the date of the grant or if no such price is available at the time of grant then the most recent closing price available. All equity awards were granted under our 2004 Long-Term Incentive Plan, as amended.

The following table presents information concerning grants to each of the named executive officers during 2007.

								All Other	All Other
								Stock	Option
								Awards:	Awards:	Exercise	Grant Date
								Number of	Number of	or Base	Fair Value
		Estimated Possible Payouts Under			Estimated Future Payouts Under			Shares of	Securities	Price of	of Stock
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Stock or	Underlying	Option	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($/Sh)

Perry T. Massie(1)	—	—	—	—	—	—	—	—	—	—	—
Thomas H. Massie(2)	—	—	—	—	—	—	—	—	—	—	—
Roger L. Werner, Jr.	3/8/07	—	115,000	150,000	—	—	—	—	—	—	—
William A. Owen	3/8/07	—	62,994	90,000	—	—	—	—	—	—	—
	1/24/07	—	—	—	—	—	—	30,000	—	—	12.90
	6/3/07	—	—	—	—	—	—	5,000	—	—	10.20
Thomas E. Hornish(3)	3/8/07	—	75,938	101,250	—	—	—	—	—	—	—
	6/3/07	—	—	—	—	—	—	5,000	—	—	10.20
Shad L. Burke(4)	11/6/07	—	N/A	N/A	—	—	—	50,000	—	—	8.18

(1)	Mr. P. Massie was not eligible for a 2007 incentive cash bonus.

(2)	Mr. T. Massie resigned from the office of Executive Vice President on June 6, 2007 and was not eligible for a 2007 incentive cash bonus.

(3)	Mr. Hornish received an additional grant of 150,000 restricted shares in February 2008. The grant date fair value of restricted share award was $7.84 per share.

(4)	Mr. Burke joined the Company in October 2007 and was not eligible for any 2007 incentive cash bonus. Mr. Burke was paid a cash bonus of $50,000 in connection with his agreement to join the Company in 2007.

Outstanding Equity Awards at Fiscal Year-End

The following table presents the outstanding equity awards held by each of the named executive officers as of the fiscal year ended December 31, 2007, including the value of the stock awards.

	Option Awards					Stock Awards
								Equity	Equity
								Incentive	Incentive
			Equity					Plan	Plan
			Incentive					Awards:	Awards:
			Plan					Number of	Market or
			Awards:				Market	Unearned	Payout Value
			Number of			Number of	Value of	Shares,	of Unearned
	Number of	Number of	Securities			Shares or	Shares or	Units or	Shares, Units
	Securities	Securities	Underlying			Units of	Units of	Other	or Other
	Underlying	Underlying	Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Unexercised	Unexercised	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	Options (#)	Options (#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)

Perry T. Massie	—	—	—	—	—	—	—	—	—
Thomas H. Massie	—	—	—	—	—	—	—	—	—
Roger L. Werner, Jr.	300,000	—	—	12.10	10/16/11	91,662	632,468	—	—
	—	—	—	—	—	—	—	300,000	2,070,000
	—	—	—	—	—	—	—	400,000	2,760,000
William A. Owen(1)	62,500	—	—	11.60	11/13/08	—	—	—	—
	437,500	—	—	11.60	11/13/08	—	—	—	—
	10,000	—	—	12.58	6/03/11	400	2,760	—	—
	—	—	—	—	—	30,000	207,000	—	—
	—	—	—	—	—	5,000	34,500	—	—
Thomas E. Hornish	93,750	31,250	—	13.90	12/13/09	30,000	207,000	—	—
	2,500	7,500	—	12.58	6/03/11	—	—	—	—
	—	—	—	—	—	5,000	34,500	—	—
Shad L. Burke	—	—	—	—	—	50,000	345,000	—	—

(1)	As of December 14, 2007, Mr. Owen was no longer employed by the Company. He is currently providing consulting services to the Company.

Option Exercises and Stock Vested at Fiscal Year End

The following table presents certain information concerning the exercise of options and vesting of restricted stock by each of the named executive officers during the fiscal year ended December 31, 2007.

	Option Awards		Stock Awards
	Number of Shares	Value	Number of Shares		Value
	Acquired on	Realized on	Acquired on		Realized on
	Exercise	Exercise	Vesting		Vesting
Name	(#)	($)	(#)		($)

Perry T. Massie	—	—	—		—
Thomas H. Massie	—	—	—		—
Roger L. Werner, Jr.	—	—	50,004	(1)	487,081	(1)
William A. Owen(3)	—	—	100		1,020
Thomas E. Hornish	—	—	15,000	(2)	94,500	(2)
Shad L. Burke	—	—	—		—

(1)	Represents gross amounts received from the vesting of Restricted Shares and the settlement of Performance Units being earned; in connection with such vestings Mr. Werner returned an aggregate of 16,340 of such shares, equal to a value of $161,789, back to the Company in satisfaction of statutory tax withholdings.

(2)	Represents gross amount received from the vesting of Restricted Shares; in connection with such vesting Mr. Hornish returned 5,363 of such shares, equal to a value of $33,787, back to the Company in satisfaction of statutory tax withholdings.

(3)	As of December 14, 2007, Mr. Owen was no longer employed by the Company. He is currently providing consulting services to the Company.

Pension Benefits

None of our named executive officers participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Employment Arrangements and Change in Control Arrangements

On October 16, 2006, the Company entered into a written employment agreement with our President and Chief Executive Officer, Roger L. Werner, Jr. The agreement continues for a term of three years and may be terminated by either party without cause at any time for any reason, subject to the payment of certain amounts as set forth below.

In February 2008 the Company entered into a supplemental compensation agreement with Mr. Werner, which provides for an increased base annual salary as well as certain bonus payouts, as further described below.

The terms “Cause” and “Good Reason” as used in the following discussion and table below are defined in Mr. Werner’s employment agreement and have the meanings generally described below. You should refer to Mr. Werner’s employment agreement for the actual definitions. The term “Change in Control” as used in the following discussion and table below is defined in the Company’s 2004 Long-Term Incentive Plan and has the meaning generally described below. You should refer to the 2004 Long-Term Incentive Plan for the actual definition.

“Cause” generally means the executive has:

•	deliberately refused to perform his duties;

•	breached his duty of loyalty to the Company;

•	been convicted of a felony;

•	willfully breached any fiduciary duty that has a material detriment to the Company’s reputation or business;

•	been found liable in any SEC or other civil or criminal securities law action that the Board determines will have a detrimental effect on the Company’s reputation or business;

•	entered into a cease and desist order with respect to any action which would bar executive from service as an executive officer or member of a board of directors of any publicly-traded company;

•	obstructed or impeded or failed to cooperate with any investigation authorized by the Board or any governmental or self-regulatory authority; or

•	been disqualification by any governmental or self-regulatory authority from serving in the capacity contemplated by the agreement.

“Good Reason” generally means that, without the executive’s express written consent:

•	his responsibilities have been significantly reduced or a change has been made in his reporting position;

•	his base salary, target annual incentive or benefits have been reduced;

•	the Company has purportedly terminated him for Cause without first satisfying the procedural protections as required by the employment agreement;

•	any successor to the Company has not assumed the obligations under his employment agreement; or

•	he has been reassigned to a location more than fifty (50) miles away.

“Change in Control” generally means that:

•	at least fifty percent (50%) of the Company’s common stock has been acquired by one person or persons acting as a group;

•	the majority of the Board of Directors consists of individuals other than those serving as of the date of the Company’s 2004 Long-Term Incentive Plan or those that were not elected by at least two-thirds (2/3) of those directors;

•	there has been a merger, reorganization or consolidation of the Company in which at least fifty percent (50%) of the combined post-merger voting power of the surviving entity does not consist of the Company’s pre-merger voting power; or

•	the Company is liquidating, transferring or selling all or substantially all of its assets.

Pursuant to the terms of his employment agreement, Mr. Werner is entitled to a base salary of $300,000 per year, which has been increased pursuant to the supplemental compensation agreement to $450,000 per year (effective as of February 4, 2008), and will increase to $500,000 on October 16, 2008. The base salary is subject to annual review by the Board of Directors or the Compensation Committee and may be adjusted in the sole discretion of the Compensation Committee. Mr. Werner is eligible to receive annual cash incentives payable for the achievement of performance goals established by the Board of Directors or Compensation Committee, and Mr. Werner’s employment agreement provides that during the term of the agreement, Mr. Werner’s target annual incentive will not be less than 50% of his base salary. The supplemental compensation agreement provides that Mr. Werner’s target annual incentive will not be less than $225,000 and $250,000 for 2008 and 2009, respectively. The supplemental compensation agreement also provides for the payment to Mr. Werner of up to $950,000 for the renewal of seven major affiliation agreements on commercially reasonable terms as determined by the Board of Directors in its discretion, with a bonus amount of $50,000 payable to Mr. Werner for the renewal of each of the seven major agreements plus the following: (a) an incentive bonus in the amount of $100,000 when the first three of any of the seven companies have entered into renewed contracts with the Company; (b) an additional incentive bonus in the amount of $200,000 when the first five of any of the seven companies have entered into renewed contracts with the Company; and (c) an additional incentive bonus in the amount of $300,000 when all seven companies have entered into renewed contracts with the Company. Pursuant to the supplemental compensation agreement, Mr. Werner is also eligible to receive an incentive bonus payable for incremental growth of the Company’s subscriber base over the existing base as reported by all companies distributing the Outdoor Channel in their December 2007 reports, which is payable as follows: (a) up to $1,500,000 is payable in individual amounts of $300,000 for each incremental increase of 1 million paying subscribers, or portion thereof, for up to 5 million incremental subscribers; (b) an additional amount of up to $2,000,000 is payable in individual amounts of $400,000 for each incremental increase of 1 million paying subscribers, or portion thereof, for between 5 million and 10 million incremental subscribers; and (c) an additional incentive bonus, with no maximum, of $500,000 for each incremental increase of 1 million paying subscribers, or portion thereof, for incremental subscribers in excess of 10 million. Mr. Werner is also entitled to receive, pursuant to the supplemental compensation agreement, a cash bonus of 5% of the annual increase in advertising revenue from continuing operations of Outdoor Channel compared to the prior year for both 2008 and 2009. The supplemental compensation agreement provides that in the event of a Change in Control of the Company and so long as Mr. Werner remains an employee of the Company on the date of the Change in Control, the Company will pay to Mr. Werner an amount equal to (a) measurements for each applicable bonus under the supplemental compensation arrangement as of the day prior to the Change in Control, and (b) estimates of advertising revenue growth to be determined in the sole and absolute discretion of the Board of Directors.

In addition, Mr. Werner was granted nonstatutory stock options to purchase 300,000 shares of Company common stock under the Company’s 2004 Long-Term Incentive Plan (the “Plan”) at an exercise price equal to the closing price per share on the Nasdaq Global Market for the common stock of the Company on the effective date of the agreement. The options vest at a rate of 40% on the 90th day after the effective date of the agreement, and an additional 60% thereafter in equal monthly installments beginning four months after the effective date such that the option is 100% vested on October 16, 2009, assuming Mr. Werner’s continued employment with the Company on each scheduled vesting date. Mr. Werner was also granted 150,000 shares of restricted stock under the Plan. The restricted stock vests in equal monthly installments beginning on the effective date of the agreement such that the entire 150,000 shares are 100% vested on October 16, 2009 assuming Mr. Werner’s continued employment with the Company on each scheduled vesting date. Finally, Mr. Werner was granted 800,000 performance units under the Plan that vest in nine installments based on the price of the Company’s common stock. For example, two installments of 50,000 units each vest, as applicable, on the 20th trading day following the date on which the per share closing price of Company common stock, as traded on Nasdaq, reaches a price equal to $11.96 and $12.46, respectively, if (i) the average closing price per share of Company common stock over the 20-trading day period is equal to or greater than $11.96 and/or $12.46, as applicable, and (ii) such a target is reached and such average maintained within the four (4) year performance period beginning on the date of the agreement.

Pursuant to his employment agreement, if Mr. Werner’s employment with the Company terminates for any reason, Mr. Werner will be entitled to any (a) unpaid base salary accrued up to the effective date of termination; (b) unpaid, but earned and accrued annual incentive for any completed fiscal year as of his termination of employment; (c) pay for accrued but unused vacation; (d) benefits or compensation as provided under the terms of any employee benefit and compensation agreements or plans applicable to Mr. Werner (e) unreimbursed business expenses required to be reimbursed to Mr. Werner, and (f) rights to indemnification Mr. Werner may have under the Company’s Certificate of Incorporation, Bylaws, his employment agreement, or separate indemnification agreement, as applicable.

Mr. Werner’s employment agreement also provides that if Mr. Werner’s employment is terminated by us without Cause or he resigns for Good Reason, in addition to the above, Mr. Werner will receive continued payment of his base salary (at a rate equal to 135% of such base salary) for the longer of (i) one (1) year or (ii) the remaining period of the initial three year term (the “Base Severance”). If the Company terminates Mr. Werner’s employment without Cause or Mr. Werner resigns for Good Reason, then 100% of the options and 100% of the shares of restricted stock granted to Mr. Werner shall vest upon such termination.

In the event that the severance payments and other benefits payable to Mr. Werner constitute “parachute payments” under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then Mr. Werner’s severance and other benefits shall be either (i) delivered in full or (ii) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by Mr. Werner on an after-tax basis of the greatest amount of benefits. At this time, Mr. Werner would receive no tax gross-up payments as severance in connection with a Change in Control.

The severance payments and other benefits will be subject to Mr. Werner entering into (and not subsequently revoking): (1) a release of claims agreement; (2) a non-compete, non-solicitation and non-disparagement agreement that would be in effect during the period in which Mr. Werner receives severance payments and (3) the Company’s standard form of confidential information, intellectual property, non-competition and non-solicitation agreement.

The following table represents potential payouts to Mr. Werner upon termination of his employment pursuant to the terms of his employment agreement. The payouts assume the triggering event indicated occurred on December 31, 2007, at which time the closing price of our common stock was $6.90 per share. These payouts are determined for SEC disclosure purposes and are not necessarily indicative of the actual amounts the executive will receive. This table further assumes that Mr. Werner’s base salary at the time of the triggering event is $450,000 per year (his salary as of February 2008) and all earned and accrued base compensation was paid in full prior to the triggering event.

Termination of Employment
					Involuntary or
					Resignation for
	Voluntary		Resignation for	Involuntary	Good Reason After	Due to Death or
Compensation and Benefits	Resignation	For Cause	Good Reason	Without Cause	Change-in-Control	Disability

Base Salary	$0	$0	$1,088,438	$1,088,438	$1,088,438	$0
Annual Incentive	$0	$0	$0	$0	$0	$0
Equity Awards
• Stock Options	$0	$0	$0	$0	$0	$0
• Restricted Shares	$0	$0	$632,468	$632,468	$632,468	$0
• Performance Units	$0	$0	$0	$0	$0	$0

In February 2007, the Company entered into a Change of Control Severance Agreement with Thomas E. Hornish, Executive Vice President and Chief Operating Officer, providing that if within twelve months after a Change of Control of the Company such executive resigns for Good Reason or is involuntarily terminated without Cause, then in exchange for a full release of claims such executive shall receive certain benefits including twelve months of base salary and an amount equal to the sum of (A) an amount equal to the executive’s annual incentive at the target level applicable during the year of executive’s termination, and (B) an additional amount equal to the current year’s annual incentive pro-rated to the date of termination. In January 2008, the Company amended the Change of Control Severance Agreement with Mr. Hornish to provide him with such benefits, in exchange for a full release, if he resigns for Good Reason or is involuntarily terminated without Cause within three months prior or twelve months after a Change of Control of the Company.

In October 2007, the Company entered into a Change of Control Severance Agreement with Shad L. Burke, then Chief Accounting Officer now interim Chief Financial Officer, providing that if within three months prior or twelve months after a Change of Control of the Company such executive resigns for Good Reason or is involuntarily terminated without Cause, then in exchange for a full release of claims such executive shall receive certain benefits including twelve months of base salary and an amount equal to the sum of (A) an amount equal to the executive’s annual incentive at the target level applicable during the year of executive’s termination, and (B) an additional amount equal to the current year’s annual incentive pro-rated to the date of termination.

The terms “Cause” and “Good Reason” as used in the discussion of Messrs. Hornish and Burke’s severance agreements and table below are defined in their agreements and have the same meanings generally discussed above for Mr. Werner’s employment agreement. You should refer to the severance agreements for the actual definitions. The term “Change of Control” as used in the discussion of Messrs. Hornish and Burke’s severance agreements and table below is defined in the severance agreements as “Change in Control” as defined in the Company’s 2004 Long-Term Incentive Plan and has the same meaning generally discussed above for Mr. Werner’s employment agreement. You should refer to the severance agreements and the 2004 Long-Term Incentive Plan for the actual definition.

The following table represents potential payouts to Messrs. Hornish and Burke upon termination of employment without Cause or for Good Reason following a Change of Control pursuant to the terms of their severance agreements and assumes the termination of employment occurred on, December 31, 2007 in connection with a Change of Control. The payout for continuation of health care benefits is an estimate of the cost the Company would incur to continue those benefits.

Termination upon a Change of Control
Compensation and Benefits	Thomas E. Hornish(1)	Shad L. Burke

Base Salary	$325,000	$225,000
Annual Incentive	$325,000	$180,000
Health Care Benefits	$17,054	$15,094

(1)	As of December 31, 2007, Mr. Hornish’s annual salary was $225,000 and his targeted Annual Incentive Bonus was 45% of his base salary; in February 2008 his base salary was increased to $325,000 with a targeted Annual Incentive Bonus of 50% of his base salary. For purposes of this table, his annual salary and Annual Incentive Bonus as of December 31, 2007 was assumed to be that as of February 2008.

The stock option and restricted share agreements of our Named Executive Officers provide that in connection with a Change in Control of the Company, all options and restricted shares then outstanding shall become fully vested either immediately or if such executive’s employment is also terminated. Based on a closing price of $6.90 per share of our common stock as of December 31, 2007, the value of such unvested options and restricted shares that would immediately vest in such case for the following, current Named Executive Officers, if such Change in Control were to occur on December 31, 2007, was:

Name	Options	Restricted Shares

Perry T. Massie	N/A	N/A
Roger L. Werner, Jr.	$0	$632,468
Thomas E. Hornish(1)	$0	$241,500
Shad L. Burke	N/A	$345,000

(1)	Mr. Hornish received an additional grant of 150,000 restricted shares in February 2008. Assuming this grant to have been made before December 31, 2007, if his service was terminated in connection with a Change of Control on December 31, 2007, he would receive an additional $1,035,000 of value.

Non-Employee Director Compensation

The following table sets forth summary information concerning compensation paid or accrued for services rendered to us in all capacities to the non-employee members of our Board of Directors for the fiscal year ended December 31, 2007.

	Fees Earned			Non-Equity
	or Paid in	Stock	Option	Incentive Plan	All Other
	Cash	Awards	Awards	Compensation	Compensation	Total
Name	($)	($)(1)	($)(1)	($)	($)	($)

Jerry R. Berglund(2)	$23,000	—	—	—	—	$23,000
Ajit M. Dalvi(4)	$28,000	$55,017	—	—	—	$83,017
David D. Kinley(4)	$26,458	$55,017	—	—	—	$81,475
Thomas H. Massie(5)	$20,000	$3,485	—	—	—	$23,485
David C. Merritt	$57,458	$87,230	—	—	—	$144,688
Ray V. Miller(3)	$19,000	—	—	—	—	$19,000
Michael L. Pandzik(4)	$28,958	$55,017	—	—	—	$83,975
Elizabeth J. Sanderson(2)	$20,042	—	—	—	—	$20,042
Thomas B. Stanley	$64,500	$85,821	$11,610	—	—	$161,931

(1)	Computed in accordance with FAS 123(R), but ignoring any forfeiture rate that would be applicable in such computations. See Note 11 to Consolidated Financial Statements in the Company’s Form 10-K for the year ended December 31, 2007 for assumptions made in these valuations.

(2)	Resigned from the Board in June 2007.

(3)	Resigned from the Board in May 2007.

(4)	Appointed to the Board in June 2007.

(5)	Became a non-employee director upon his resignation from the office of Executive Vice President on June 6, 2007.

Compensation Committee Interlocks and Insider Participation

Messrs. Dalvi, Pandzik and Stanley serve on the Compensation Committee of our Board of Directors. No interlocking relationship exists between any member of the Compensation Committee and any member of any other company’s board of directors or compensation committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 14, 2007, the Company entered into a Separation Agreement and Release (the “Separation Agreement”) with Mr. William A. Owen, formerly Executive Vice President and Chief Financial Officer of the Company. The Separation Agreement provides that Mr. Owen’s employment with the Company shall end on December 14, and Mr. Owen will then continue providing services to the Company for 12 months pursuant to a Consulting Agreement. Furthermore, under the terms of the Separation Agreement, the Company made, among other things, a lump-sum payment of $152,000 to Mr. Owen on or about January 9, 2008; will reimburse Mr. Owen his payments for COBRA health care coverage for a period of up to 12 months or until he has secured other employment, whichever occurs first; and reimbursed Mr. Owen for his attorney fees in connection with the Separation and Consulting Agreements. In addition, Mr. Owen released the Company from any known or unknown claims he may have had against the Company as of December 14, 2007. The Consulting Agreement, dated December 15, 2007 between the Company and Mr. Owen, provides that in exchange for a lump-sum payment of $48,000 on or before March 15, 2008, Mr. Owen will make himself available up to 4 days each month to perform assignments requested by the Company.

We have a lease agreement regarding a portion of our administrative facilities with Musk Ox Properties, LP, a stockholder of ours and which in turn is owned by Messrs. Perry T. Massie and Thomas H. Massie, each of whom is a director and a major stockholder of the Company. The lease agreement required monthly rent payments of approximately $30,000 until April 24, 2007 when, in conjunction with the sale of the Company’s Membership business to Mr. T. Massie, the Company amended this lease agreement to reduce the space used by the Company to 19,114 square feet resulting in a prorata reduction of the monthly rental rate to be paid by the Company. The current monthly rent payments are approximately $18,000. Pursuant to the lease agreement, the monthly rent paid to Musk Ox Properties, LP will increase approximately three percent per year. Our rent expense paid to Musk Ox Properties, LP for 2007 totaled an aggregate of $259,670.

In conjunction with the sale of the Company’s Membership business to Mr. T. Massie, the Company entered into a License Agreement with The Gold Business, LLC (the “Gold LLC”), a limited liability company owned and controlled by Thomas H. Massie, whom is a director and a major stockholder of the Company. The License Agreement provides for the airing on Outdoor Channel certain programming produced and/or owned by the Gold LLC until March 2009. This agreement involves no cash consideration being exchanged between the parties, but provides that the Company and the Gold LLC shall equally share the advertising time in such programming when it airs on Outdoor Channel.

Also in conjunction with the sale of the Company’s Membership business, the Company and the Gold LLC entered into a Transition Services Agreement whereby the Company agreed to provide certain human resources, accounting and information technology services to the Buyer for a period of up to three (3) months. The amounts the Gold LLC paid to the Company during 2007 totaled an aggregate of $60,000.

In March 2007, we entered into a one year agreement with Narrowstep Inc., a company on which Mr. Werner serves as a member of its board of directors, for broadband video delivery and associated services. Upon expiration of this agreement in March 2008, we have continued our relationship with Narrowstep Inc. on a month-to-month basis. We are currently paying Narrowstep, Inc. approximately $6,500 per month. The amounts we paid to Narrowstep during 2007 totaled an aggregate of $47,169.

Our bylaws provide that we will indemnify our directors and executive officers and may indemnify our other officers, employees and other agents to the fullest extent permitted by the Delaware General Corporation Law. We are also empowered under our bylaws to enter into indemnification contracts with our directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. Pursuant to this provision, we have entered into indemnity agreements with each of our directors and officers.

In addition, our certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for certain breaches of the directors’ fiduciary duty. Each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director derived an improper personal benefit, for unlawful payment of dividends and for unlawful stock purchases or redemptions. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

All future transactions between us and our officers, directors, principal stockholders and affiliates will be approved by our audit committee or another independent body of our Board, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
FOR THE 2009 ANNUAL MEETING

All stockholder proposals and director nominations for the 2009 annual meeting must be submitted in accordance with the procedures set forth in our bylaws.

If a stockholder wants us to consider including a proposal in our proxy materials for the 2009 annual meeting, pursuant to Rule 14a-8 under the Exchange Act the stockholder must submit the proposal no later than January 5, 2009. If the proposal complies with all of the requirements of Rule 14a-8, we will include it in the Proxy Statement and set it forth on the form of proxy issued for the 2009 annual meeting. Any such stockholder proposals should be directed to the attention of the Company’s Secretary or Assistant Secretary at our headquarters at 43445 Business Park Drive, Suite 103, Temecula, California 92590.

With respect to any proposal that a stockholder intends to present at the 2009 annual meeting but is not submitted for inclusion in our proxy materials pursuant to Rule 14a-8, the proxy for such annual meeting will confer discretionary voting authority to vote on such stockholder proposal unless we are notified of such proposal no later than March 21, 2009 and the proponent complies with all applicable requirements set forth in Regulation 14A under the Exchange Act.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our securities. The Company believes that, during 2007, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements, with the exceptions noted below.

•	A late Form 4 report was filed for Shad L. Burke on November 29, 2007 to report the acquisition of 50,000 restricted shares on November 6, 2007.

•	A late Form 4 report was filed for David C. Merritt on December 26, 2007 to report the forfeiture of 1,073 shares on December 20, 2007 in connection with the vesting of restricted shares and associated tax payments.

In making these statements, the Company has relied solely upon its review of the copies of reports furnished to the Company, or representations that no annual Form 5 reports were required to be filed.

CODE OF CONDUCT AND ETHICS

The Board has adopted a code of conduct and ethics that applies not only to our principal executive officer, principal financial officer and principal accounting officer as required by the Securities and Exchange Commission, but also to all of our employees and directors. The full text of the code is published on our web site at http://www.outdoorchannel.com under the “Investor Relations — Corporate Governance” section. If we make any amendments to, or grant any waivers of, a provision of the code of conduct and ethics applicable to our principal executive officer, principal financial officer or principal accounting officer, we intend to disclose such amendment or waiver on our website. Information on our website, however, does not form a part of this proxy statement.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, including the consolidated financial statements and the financial statement schedules required to be filed with the SEC pursuant to Rule 13a-1 of the Exchange Act, is included with this proxy statement. You may also obtain copies of exhibits to the Form 10-K, but we may charge a reasonable fee to stockholders requesting such exhibits. If you would like copies of any of the exhibits to the Form 10-K, you should direct your request in writing to us at our address set forth on the first page of this Proxy Statement, attention: Thomas E. Hornish, General Counsel.

OTHER MATTERS

The Board does not intend to present any items of business other than those stated in the Notice of Annual Meeting of stockholders. If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

By Order of the Board of Directors,

Perry Massie, Chairman of the Board

ANNEX A

OUTDOOR CHANNEL HOLDINGS, INC.

2004 LONG-TERM INCENTIVE PLAN, AS AMENDED

1.	Establishment, Purpose, and Types of Awards

Outdoor Channel Holdings, Inc. (the “Company”) hereby establishes an incentive compensation plan to be known as the “Outdoor Channel Holdings, Inc. 2004 Long-Term Incentive Plan” (hereinafter referred to as the “Plan”), for the purpose of attracting, retaining and motivating select employees, officers, directors, advisors, and consultants for the Company and its Affiliates and to provide incentives and awards for superior performance.

The Plan permits the granting of the following types of awards (“Awards”), according to the Sections of the Plan listed here:

Section 6	Options
Section 7	Share Appreciation Rights
Section 8	Restricted Shares and Restricted Share Units
Section 9	Deferred Share Units
Section 10	Performance Awards

The Plan is not intended to affect and shall not affect any stock options, equity-based compensation, or other benefits that the Company or its Affiliates may have provided, or may separately provide in the future pursuant to any agreement, plan, or program that is independent of this Plan.

2.	Defined Terms

Terms in the Plan that begin with an initial capital letter have the defined meaning set forth in Appendix A, unless defined elsewhere in this Plan or the context of their use clearly indicates a different meaning.

3.	Shares Subject to the Plan

Subject to the provisions of Section 13 of the Plan, the maximum number of Shares that the Company may issue is 4,050,000 Shares for all Awards. For all Awards, these Shares may be authorized but unissued Shares, or Shares that the Company has reacquired or otherwise holds in treasury.

Shares that are subject to an Award that for any reason expires, is forfeited, is cancelled, or becomes unexercisable, and Shares that are for any other reason not paid or delivered under the Plan shall again, except to the extent prohibited by Applicable Law, be available for subsequent Awards under the Plan. In addition, the Committee may make future Awards with respect to Shares that the Company retains from otherwise delivering pursuant to an Award either (i) as payment of the exercise price of an Award, or (ii) in order to satisfy the withholding or employment taxes due upon the grant, exercise, vesting, or distribution of an Award. Notwithstanding the foregoing, but subject to adjustments pursuant to Section 13 below, the number of Shares that are available for ISO Awards shall be determined, to the extent required under applicable tax laws, by reducing the number of Shares designated in the preceding paragraph by the number of Shares granted pursuant to Awards (whether or not Shares are issued pursuant to such Awards); provided that any Shares that are either purchased under the Plan and forfeited back to the Plan, or surrendered in payment of the Exercise Price for an Award shall be available for issuance pursuant to ISO Awards.

4.	Administration

(a) General.  The Committee shall administer the Plan in accordance with its terms, provided that the Board may act in lieu of the Committee on any matter. The Committee shall hold meetings at such times and places as it may determine and make such rules and regulations for the conduct of its business as it deems advisable. In the absence of a duly appointed Committee or if the Board otherwise chooses to act in lieu of a Committee, the Board shall function as the Committee for all purposes of the Plan.

(b) Committee Composition.  The Board shall appoint the members of the Committee. If and to the extent permitted by Applicable Law, the Committee may authorize one or more Reporting Persons (or other officers) to make Awards to Eligible Persons who are not Reporting Persons (or other officers whom the Committee has specifically authorized to make Awards). The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without Cause, and fill vacancies on the Committee however caused.

(c) Powers of the Committee.  Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion:

(i) to determine Eligible Persons to whom Awards shall be granted from time to time and the number of Shares, units, or SARs to be covered by each Award;

(ii) to determine, from time to time, the Fair Market Value of Shares;

(iii) to determine, and to set forth in Award Agreements, the terms and conditions of all Awards, including any applicable exercise or purchase price, the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced, and the circumstances for vesting acceleration or waiver of forfeiture restrictions, and other restrictions and limitations;

(iv) to approve the forms of Award Agreements and all other documents, notices and certificates in connection therewith which need not be identical either as to type of Award or among Participants;

(v) to determine whether Awards will be settled in Shares, cash or in any combination thereof;

(vi) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of any Shares to be withheld will be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose will be made in such form and under such conditions as the Committee may deem necessary or advisable;

(vii) to authorize any Person to execute on behalf of the Company any instrument required to effect the grant of an Award;

(viii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award;

(ix) to establish a program whereby Participants designated by the Committee can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(x) to construe and interpret the terms of the Plan and any Award Agreement, to determine the meaning of their terms, and to prescribe, amend, and rescind rules and procedures relating to the Plan and its administration;

(xi) in order to fulfill the purposes of the Plan and without amending the Plan, modify, cancel, or waive the Company’s rights with respect to any Awards, to adjust or to modify Award Agreements for changes in Applicable Law, and to recognize differences in foreign law, tax policies, or customs; and

(xii) to make all other interpretations and to take all other actions that the Committee may consider necessary or advisable to administer the Plan or to effectuate its purposes.

Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Reporting Persons, officers, or Employees of the Company or its Affiliates.

(d) Deference to Committee Determinations.  The Committee shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion it deems to be appropriate in its sole discretion, and to make any findings of fact needed in the administration of the Plan or Award Agreements. The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee’s interpretation and construction of any provision of the Plan, or of any Award or Award Agreement, shall be final, binding, and conclusive. The validity of any such interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly arbitrary or capricious.

(e) No Liability; Indemnification.  Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan, any Award or any Award Agreement. The Company and its Affiliates shall pay or reimburse any member of the Committee, as well as any Director, Employee, or Consultant who takes action in connection with the Plan, for all expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties under the Plan. The Company and its Affiliates may obtain liability insurance for this purpose.

5.	Eligibility

(a) General Rule.  The Committee may grant ISOs only to Employees (including officers who are Employees) of the Company or an Affiliate that is a “parent corporation” or “subsidiary corporation” within the meaning of Section 424 of the Code, and may grant all other Awards to any Eligible Person. A Participant who has been granted an Award may be granted an additional Award or Awards if the Committee shall so determine, if such person is otherwise an Eligible Person and if otherwise in accordance with the terms of the Plan.

(b) Grant of Awards.  Subject to the express provisions of the Plan, the Committee shall determine from the class of Eligible Persons those individuals to whom Awards under the Plan may be granted, the number of Shares subject to each Award, the price (if any) to be paid for the Shares or the Award and, in the case of Performance Awards, in addition to the matters addressed in Section 10 below, the specific objectives, goals and performance criteria that further define the Performance Award. Each Award shall be evidenced by an Award Agreement signed by the Company and, if required by the Committee, by the Participant. The Award Agreement shall set forth the material terms and conditions of the Award established by the Committee.

(c) Limits on Awards.  No Participant may receive Options, SARs, Restricted Shares and/or Restricted Share Units that relate to more than 1,250,000 Shares. The Committee will adjust these limitations pursuant to Section 13 below.

(d) Replacement Awards.  The Committee may, in its sole discretion and upon such terms as it deems appropriate, require as a condition of the grant of an Award to a Participant that the Participant surrender for cancellation some or all of the Awards that have previously been granted to the Participant under this Plan or otherwise. An Award that is conditioned upon such surrender may or may not be the same type of Award, may cover the same (or a lesser or greater) number of Shares as such surrendered Award, may have other terms that are determined without regard to the terms or conditions of such surrendered Award, and may contain any other terms that the Committee deems appropriate. In the case of Options, these other terms may involve an Exercise Price that is lower than the Exercise Price of the surrendered Option.

6.	Option Awards

(a) Types; Documentation.  The Committee may in its discretion grant ISOs to any Employee and Non-ISOs to any Eligible Person, and shall evidence any such grants in an Award Agreement that is delivered to the Participant. Each Option shall be designated in the Award Agreement as an ISO or a Non-ISO. At the sole discretion of the Committee, any Option may be exercisable, in whole or in part, immediately upon the grant thereof, or only after the occurrence of a specified event, or only in installments, which installments may vary. Options granted under the Plan may contain such terms and provisions not inconsistent with the Plan that the Committee shall deem advisable in its sole and absolute discretion.

(b) ISO $100,000 Limitation.  To the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as ISOs first become exercisable by a Participant in any calendar year (under this Plan and any other plan of the Company or any Affiliate) exceeds $100,000, such excess Options shall be treated as Non-

ISOs. For purposes of determining whether the $100,000 limit is exceeded, the Fair Market Value of the Shares subject to an ISO shall be determined as of the Grant Date. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. In the event that Section 422 of the Code is amended to alter the limitation set forth therein, the limitation of this Section 6(b) shall be automatically adjusted accordingly.

(c) Term of Options.  Each Award Agreement shall specify a term at the end of which the Option automatically expires, subject to earlier termination provisions contained in Section 6(h) hereof; provided, that, the term of any Option may not exceed ten years from the Grant Date. In the case of an ISO granted to an Employee who is a Ten Percent Holder on the Grant Date, the term of the ISO shall not exceed five years from the Grant Date.

(d) Exercise Price.  The exercise price of an Option shall be determined by the Committee in its discretion and shall be set forth in the Award Agreement, subject to the following special rules:

(i) ISOs.  If an ISO is granted to an Employee who on the Grant Date is a Ten Percent Holder, the per Share exercise price shall not be less than 110% of the Fair Market Value per Share on such Grant Date. If an ISO is granted to any other Employee, the per Share exercise price shall not be less than 100% of the Fair Market Value per Share on the Grant Date.

(ii) Non-ISOs.  The per Share exercise price for the Shares to be issued pursuant to the exercise of a Non-ISO shall not be less than 100% of the Fair Market Value per Share on the Grant Date.

(iii) Named Executives.  The per Share exercise price shall not be less than 100% of the Fair Market Value per Share on the Grant Date of an Option if (A) on such Grant Date, the Participant is subject to the limitations set forth in Section 162(m) of the Code, and (B) the grant is intended to qualify as performance-based compensation under Section 162(m) of the Code.

(iv) Repricing.  The Committee may at any time unilaterally reduce the exercise price for any Option, but shall promptly provide written notice to any Participant affected by the reduction.

(e) Exercise of Option.  The times, circumstances and conditions under which an Option shall be exercisable shall be determined by the Committee in its sole discretion and set forth in the Award Agreement. The Committee shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any such leave approved by the Company.

(f) Minimum Exercise Requirements.  An Option may not be exercised for a fraction of a Share. The Committee may require in an Award Agreement that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent a Participant from purchasing the full number of Shares as to which the Option is then exercisable.

(g) Methods of Exercise.  Prior to its expiration pursuant to the terms of the applicable Award Agreement, each Option may be exercised, in whole or in part (provided that the Company shall not be required to issue fractional shares), by delivery of written notice of exercise to the secretary of the Company accompanied by the full exercise price of the Shares being purchased. In the case of an ISO, the Committee shall determine the acceptable methods of payment on the Grant Date and it shall be included in the applicable Award Agreement. The methods of payment that the Committee may in its discretion accept or commit to accept in an Award Agreement include:

(i) cash or check payable to the Company (in U.S. dollars);

(ii) other Shares that (A) are owned by the Participant who is purchasing Shares pursuant to an Option, (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is being exercised, (C) were not acquired by such Participant pursuant to the exercise of an Option, unless such Shares have been owned by such Participant for at least six months or such other longer period as the Committee may determine, (D) are all, at the time of such surrender, free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions which would in any manner restrict the transfer of such shares to or by the Company (other than such restrictions as may have existed prior to an issuance of such Shares by the Company to such Participant), and (E) are duly endorsed for transfer to the Company;

(iii) a cashless exercise program that the Committee may approve, from time to time in its discretion, pursuant to which a Participant may concurrently provide irrevocable instructions (A) to such Participant’s broker or dealer to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price of the Option plus all applicable taxes required to be withheld by the Company by reason of such exercise and (B) to the Company to deliver the certificates for the purchased Shares directly to such broker or dealer in order to complete the sale; or

(iv) by surrender of vested Shares subject to the Award that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is being exercised; or

(v) any combination of the foregoing methods of payment.

The Company shall not be required to deliver Shares pursuant to the exercise of an Option until payment of the full exercise price therefore is received by the Company.

(h) Termination of Continuous Service.  The Committee may establish and set forth in the applicable Award Agreement the terms and conditions on which an Option shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The Committee may waive or modify these provisions at any time. To the extent that a Participant is not entitled to exercise an Option at the date of his or her termination of Continuous Service, or if the Participant (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Award Agreement or below (as applicable), the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan and become available for future Awards. In no event may any Option be exercised after the expiration of the Option term as set forth in the Award Agreement.

The following provisions shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an Option shall terminate when there is a termination of a Participant’s Continuous Service:

(i) Termination other than Upon Disability or Death or for Cause.  In the event of termination of a Participant’s Continuous Service (other than as a result of Participant’s death, disability, retirement or termination for Cause), the Participant shall have the right to exercise an Option at any time within 30 days following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(ii) Disability.  In the event of termination of a Participant’s Continuous Service as a result of his or her “disability” within the meaning of Section 22(e)(3) of the Code, the Participant shall have the right to exercise an Option at any time within one year following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(iii) Retirement.  In the event of termination of a Participant’s Continuous Service as a result of Participant’s retirement, the Participant shall have the right to exercise the Option at any time within six months following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(iv) Death.  In the event of the death of a Participant during the period of Continuous Service since the Grant Date of an Option, or within thirty days following termination of the Participant’s Continuous Service, the Option may be exercised, at any time within one year following the date of the Participant’s death, by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the right to exercise the Option had vested at the date of death or, if earlier, the date the Participant’s Continuous Service terminated.

(v) Cause.  If the Committee determines that a Participant’s Continuous Service terminated due to Cause, the Participant shall immediately forfeit the right to exercise any Option, and it shall be considered immediately null and void.

(i) Reverse Vesting.  The Committee in its sole and absolute discretion may allow a Participant to exercise unvested Options, in which case the Shares then issued shall be Restricted Shares having analogous vesting restrictions to the unvested Options.

(j) Buyout Provisions.  The Committee may at any time offer to buy out an Option, in exchange for a payment in cash or Shares, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made. In addition, if the Fair Market Value for Shares subject to an Option is more than 33% below their exercise price for more than 30 consecutive business days, the Committee may unilaterally terminate and cancel the Option either (i) by paying the Participant, in cash or Shares, an amount not less than the Black-Scholes value of the vested portion of the Option, or (ii) by irrevocably committing to grant a new Option, on a designated date more than six months after such termination and cancellation of such Option (but only if the Participant’s Continuous Service has not terminated prior to such designated date), on substantially the same terms as the cancelled Option, provided that the per Share exercise price for the new Option shall equal the per Share Fair Market Value of a Share on the date the new grant occurs.

7.	Share Appreciation Rights (SARs)

(a) Grants.  The Committee may in its discretion grant Share Appreciation Rights to any Eligible Person, in any of the following forms:

(i) SARs related to Options.  The Committee may grant SARs either concurrently with the grant of an Option or with respect to an outstanding Option, in which case the SAR shall extend to all or a portion of the Shares covered by the related Option. An SAR shall entitle the Participant who holds the related Option, upon exercise of the SAR and surrender of the related Option, or portion thereof, to the extent the SAR and related Option each were previously unexercised, to receive payment of an amount determined pursuant to Section 7(e) below. Any SAR granted in connection with an ISO will contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder.

(ii) SARs Independent of Options.  The Committee may grant SARs which are independent of any Option subject to such conditions as the Committee may in its discretion determine, which conditions will be set forth in the applicable Award Agreement.

(iii) Limited SARs.  The Committee may grant SARs exercisable only upon or in respect of a Change in Control or any other specified event, and such limited SARs may relate to or operate in tandem or combination with or substitution for Options or other SARs, or on a stand-alone basis, and may be payable in cash or Shares based on the spread between the exercise price of the SAR, and (A) a price based upon or equal to the Fair Market Value of the Shares during a specified period, at a specified time within a specified period before, after or including the date of such event, or (B) a price related to consideration payable to Company’s shareholders generally in connection with the event.

(b) Exercise Price.  The per Share exercise price of an SAR shall be determined in the sole discretion of the Committee, shall be set forth in the applicable Award Agreement, and shall be no less than 85% of the Fair Market Value of one Share. The exercise price of an SAR related to an Option shall be the same as the exercise price of the related Option. The exercise price of an SAR shall be subject to the special rules on pricing contained in paragraphs (iii) and (iv) of Section 6(d) hereof.

(c) Exercise of SARs.  Unless the Award Agreement otherwise provides, an SAR related to an Option will be exercisable at such time or times, and to the extent, that the related Option will be exercisable. An SAR may not have a term exceeding ten years from its Grant Date. An SAR granted independently of any other Award will be exercisable pursuant to the terms of the Award Agreement. Whether an SAR is related to an Option or is granted independently, the SAR may only be exercised when the Fair Market Value of the Shares underlying the SAR exceeds the exercise price of the SAR.

(d) Effect on Available Shares.  To the extent that an SAR is exercised, only the actual number of delivered Shares (if any) will be charged against the maximum number of Shares that may be delivered pursuant to Awards under this Plan. The number of Shares subject to the SAR and the related Option of the Participant will, however, be reduced by the number of underlying Shares as to which the exercise relates, unless the Award Agreement otherwise provides.

(e) Payment.  Upon exercise of an SAR related to an Option and the attendant surrender of an exercisable portion of any related Award, the Participant will be entitled to receive payment of an amount determined by multiplying —

(i) the excess of the Fair Market Value of a Share on the date of exercise of the SAR over the exercise price per Share of the SAR, by

(ii) the number of Shares with respect to which the SAR has been exercised.

Notwithstanding the foregoing, an SAR granted independently of an Option may limit the amount payable to the Participant to a percentage, specified in the Award Agreement but not exceeding one-hundred percent (100%), of the amount determined pursuant to the preceding sentence.

(f) Form and Terms of Payment.  Subject to Applicable Law, the Committee may, in its sole discretion, settle the amount determined under Section 7(e) above solely in cash, solely in Shares (valued at their Fair Market Value on the date of exercise of the SAR), or partly in cash and partly in Shares. In any event, cash shall be paid in lieu of fractional Shares. Absent a contrary determination by the Committee, all SARs shall be settled in cash as soon as practicable after exercise. Notwithstanding the foregoing, the Committee may, in an Award Agreement, determine the maximum amount of cash or Shares or combination thereof that may be delivered upon exercise of an SAR.

(g) Termination of Employment or Consulting Relationship.  The Committee shall establish and set forth in the applicable Award Agreement the terms and conditions on which an SAR shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The provisions of Section 6(h) above shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an SAR shall terminate when there is a termination of a Participant’s Continuous Service.

(h) Repricing and Buy-out.  The Committee has the same discretion to reprice and to buy-out SARs as it has to take such actions with respect to Options.

8.	Restricted Shares and Restricted Share Units

(a) Grants.  The Committee may in its discretion grant restricted shares (“Restricted Shares”) to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the number of Restricted Shares, the purchase price for such Restricted Shares (if any) and the terms upon which the Restricted Shares may become vested. In addition, the Company may in its discretion grant the right to receive Shares after certain vesting requirements are met (“Restricted Share Units”) to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the number of Shares (or formula, that may be based on future performance or conditions, for determining the number of Shares) that the Participant shall be entitled to receive upon vesting and the terms upon which the Shares subject to a Restricted Share Unit may become vested. The Committee may condition any Award of Restricted Shares or Restricted Share Units to a Participant on receiving from the Participant such further assurances and documents as the Committee may require to enforce the restrictions.

(b) Vesting and Forfeiture.  The Committee shall set forth in an Award Agreement granting Restricted Shares or Restricted Share Units, the terms and conditions under which the Participant’s interest in the Restricted Shares or the Shares subject to Restricted Share Units will become vested and non-forfeitable. Except as set forth in the applicable Award Agreement or the Committee otherwise determines, upon termination of a Participant’s Continuous Service for any other reason, the Participant shall forfeit his or her Restricted Shares and Restricted Share Units; provided that if a Participant purchases the Restricted Shares and forfeits them for any reason, the Company shall return the purchase price to the Participant only if and to the extent set forth in an Award Agreement.

(c) Issuance of Restricted Shares Prior to Vesting.  The Company shall issue stock certificates that evidence Restricted Shares pending the lapse of applicable restrictions, and that bear a legend making appropriate reference to such restrictions. Except as set forth in the applicable Award Agreement or the Committee otherwise determines, the Company or a third party that the Company designates shall hold such Restricted Shares and any dividends that accrue with respect to Restricted Shares pursuant to Section 8(e) below.

(d) Issuance of Shares upon Vesting.  As soon as practicable after vesting of a Participant’s Restricted Shares (or Shares underlying Restricted Share Units) and the Participant’s satisfaction of applicable tax withholding requirements, the Company shall release to the Participant, free from the vesting restrictions, one Share for each vested Restricted Share (or issue one Share free of the vesting restriction for each vested Restricted Share Unit), unless an Award Agreement provides otherwise. No fractional shares shall be distributed, and cash shall be paid in lieu thereof.

(e) Dividends payable on Vesting.  Unless an Award Agreement provides for the earlier payment of cash dividends, whenever Shares are released to a Participant under Section 8(d) above pursuant to the vesting of Restricted Shares or the Shares underlying Restricted Share Units are issued to a Participant pursuant to Section 8(d) above, such Participant may receive, in the sole discretion of the Committee, with respect to each Share released or issued, an amount equal to any cash dividends (plus, in the discretion of the Committee, simple interest at a rate as the Committee may determine) and a number of Shares equal to any stock dividends, which were declared and paid to the holders of Shares between the Grant Date and the date such Share is released or issued.

(f) Section 83(b) Elections.  If a Participant who has received Restricted Share Units provides the Committee with written notice of his or her intention to make an election under Section 83(b) of the Code with respect to the Shares subject to such Restricted Share Units (the “Section 83(b) Election”), the Committee may in its discretion convert the Participant’s Restricted Share Units into Restricted Shares, on a one-for-one basis, in full satisfaction of the Participant’s Restricted Share Unit Award.

(g) Deferral Elections.  Subject to the requirements of Section 409A of the Code, a Participant who is a member of a select group of management or highly compensated employees (within the meaning of the Code) who receives an Award of either Restricted Shares or Restricted Share Units, may be permitted by the Committee to irrevocably elect, on a form provided by and acceptable to the Committee, to defer the receipt of all or a percentage of the Shares that would otherwise be transferred to the Participant upon the vesting of such Award. If the Participant makes this election, the Shares subject to the election, and any associated dividends and interest, shall be credited to an account established pursuant to Section 9 hereof on the date such Shares would otherwise have been released or issued to the Participant pursuant to Section 8(d) above. Notwithstanding the foregoing, Shares with respect to which a Participant makes a Section 83(b) Election shall not be eligible for deferral pursuant to Section 9 below.

9.	Deferred Share Units

(a) Elections to Defer.  The Committee may permit any Eligible Person who is a Director, Consultant or member of a select group of management or highly compensated employees (within the meaning of the Code) to irrevocably elect, on a form provided by and acceptable to the Committee (the “Election Form”), to forego the receipt of cash or other compensation (including Restricted Shares for which a Section 83(b) Election has not been made, and Shares subject to Restricted Share Units), and in lieu thereof to have the Company credit to an internal Plan account (the “Account”) a number of deferred share units (“Deferred Share Units”) having a Fair Market Value equal to the Shares and other compensation deferred. These credits will be made at the end of each calendar month during which compensation is deferred. Election Forms shall be ineffective with respect to any compensation that a Participant earns before the date on which the Company receives the Election Form. The ability to defer compensation into Deferred Share Units shall be subject to all the requirements of Section 409A of the Code.

(b) Vesting.  Each Participant shall be 100% vested at all times in any Shares subject to Deferred Share Units.

(c) Issuances of Shares.  The Company shall provide a Participant with one Share for each Deferred Share Unit subject to the applicable Award at such time and in such manner as specified in the applicable Election Form and as permitted under Section 409A of the Code.

(d) Crediting of Dividends.  Unless an Award Agreement provides for the earlier payment of cash dividends, whenever Shares are issued to a Participant pursuant to Section 9(c) above, such Participant shall also be entitled to receive, with respect to each Share issued, a cash amount equal to any cash dividends (plus simple interest at a rate of five percent per annum, or such other reasonable rate as the Committee may determine), and a number of Shares equal to any stock dividends which were declared and paid to the holders of Shares between the Grant Date and the date such Share is issued.

(e) Unsecured Rights to Deferred Compensation.  A Participant’s right to Deferred Share Units shall at all times constitute an unsecured promise of the Company to pay benefits as they come due. The right of the Participant or the Participant’s duly-authorized transferee to receive benefits hereunder shall be solely an unsecured claim against the general assets of the Company. Neither the Participant nor the Participant’s duly-authorized transferee shall have any claim against or rights in any specific assets, shares, or other funds of the Company.

10.	Performance Awards

(a) Performance Units.  Subject to the limitations set forth in paragraph (c) hereof, the Committee may in its discretion grant Performance Units to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the terms and conditions of the Award.

(b) Performance Compensation Awards.  Subject to the limitations set forth in paragraph (c) hereof, the Committee may, at the time of grant of a Performance Unit, designate such Award as a “Performance Compensation Award” in order that such Award constitutes “qualified performance-based compensation” under Code Section 162(m), in which event the Committee shall have the power to grant such Performance Compensation Award upon terms and conditions that qualify it as “qualified performance-based compensation” within the meaning of Code Section 162(m). With respect to each such Performance Compensation Award, the Committee shall establish, in writing within the time required under Code Section 162(m), a “Performance Period,” “Performance Measure(s)”, and “Performance Formula(e)” (each such term being hereinafter defined).

A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Measure(s) for such Award are achieved and the Performance Formula(e) as applied against such Performance Measure(s) determines that all or some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Measure(s) for the Performance Period have been achieved and, if so, determine and certify in writing the amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may use negative discretion to decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance.

(c) Limitations on Awards.  The maximum Performance Unit Award and the maximum Performance Compensation Award that any one Participant may receive for any one Performance Period shall not together exceed 500,000 Shares and $2,000,000 in cash. The Committee shall have the discretion to provide in any Award Agreement that any amounts earned in excess of these limitations will either be credited as Deferred Share Units, or as deferred cash compensation under a separate plan of the Company (provided in the latter case that such deferred compensation either bears a reasonable rate of interest or has a value based on one or more predetermined actual investments). Any amounts for which payment to the Participant is deferred pursuant to the preceding sentence shall be paid to the Participant in a future year or years not earlier than, and only to the extent that, the Participant is either not receiving compensation in excess of these limits for a Performance Period, or is not subject to the restrictions set forth under Section 162(b) of the Code.

(d) Definitions.

(i) “Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained or to be attained with respect to one or more Performance Measure(s). Performance Formulae may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(ii) “Performance Measure” means one or more of the following selected by the Committee to measure Company, Affiliate, and/or business unit performance for a Performance Period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index): basic, diluted, or adjusted earnings per share; sales or revenue; earnings before interest, taxes, and other adjustments (in total or on a per share basis); basic or adjusted net income; basic or adjusted funds from operations or cash flows; returns on equity, assets, capital, revenue or similar measure; level and growth of dividends; the price or increase in price of shares; working capital; total shareholder return; total assets; growth in assets; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, sales of assets of Affiliates or business units. Each such measure shall be to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

(iii) “Performance Period” means one or more periods of time (of not less than one fiscal year of the Company), as the Committee may designate, over which the attainment of one or more Performance Measure(s) will be measured for the purpose of determining a Participant’s rights in respect of an Award.

11.	Taxes

(a) General.  As a condition to the issuance or distribution of Shares pursuant to the Plan, the Participant (or in the case of the Participant’s death, the person who succeeds to the Participant’s rights) shall make such arrangements as the Company may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the Award and the issuance of Shares. The Company shall not be required to issue any Shares until such obligations are satisfied. If the Committee allows the withholding or surrender of Shares to satisfy a Participant’s tax withholding obligations, the Committee shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

(b) Default Rule for Employees.  In the absence of any other arrangement, an Employee shall be deemed to have directed the Company to withhold or collect from his or her cash compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of the exercise of an Award.

(c) Special Rules.  In the case of a Participant other than an Employee (or in the case of an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under the Applicable Law, the Participant shall be deemed to have elected to have the Company withhold from the Shares or cash to be issued pursuant to an Award that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) equal to the amount required to be withheld. For purposes of this Section 11, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Law (the “Tax Date”).

(d) Surrender of Shares.  If permitted by the Committee, in its discretion, a Participant may satisfy the minimum applicable tax withholding and employment tax obligations associated with an Award by surrendering Shares to the Company (including Shares that would otherwise be issued pursuant to the Award) that have a Fair Market Value determined as of the applicable Tax Date equal to the amount required to be withheld. In the case of Shares previously acquired from the Company that are surrendered under this Section 11, such Shares must have been owned by the Participant for more than six months on the date of surrender (or such longer period of time the Company may in its discretion require).

12.	Non-Transferability of Awards

(a) General.  Except as set forth in this Section 12, or as otherwise approved by the Committee for a select group of management or highly compensated Employees, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by a Participant will not constitute a transfer. An Award may be exercised, during the lifetime of the holder of an Award, only by such holder, the duly-authorized legal representative of a disabled Participant, or a transferee permitted by this Section 12.

(b) Limited Transferability Rights.  Notwithstanding anything else in this Section 12, the Committee may in its discretion provide that an Award may be transferred by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to charitable institutions, the Participant’s “Immediate Family” (as defined below), on such terms and conditions as the Committee deems appropriate. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

13.	Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions

(a) Changes in Capitalization.  The Committee shall equitably adjust the number of Shares covered by each outstanding Award, and the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation, forfeiture, or expiration of an Award, as well as the price per Share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued Shares resulting from a stock-split, reverse stock-split, stock dividend, combination, recapitalization or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Options under the Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Options so replaced. In any case, such substitution of securities shall not require the consent of any person who is granted options pursuant to the Plan. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be required to be made with respect to, the number or price of Shares subject to any Award.

(b) Dissolution or Liquidation.  In the event of the dissolution or liquidation of the Company other than as part of a Change of Control, each Award will terminate immediately prior to the consummation of such action, subject to the ability of the Committee to exercise any discretion authorized in the case of a Change in Control.

(c) Change in Control.  In the event of a Change in Control, the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s shareholders or any Participant with respect to his or her outstanding Awards, take one or more of the following actions, which may apply to all or any portion of the Award:

(i) arrange for or otherwise provide that each outstanding Award shall be assumed or a substantially similar award shall be substituted by a successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”);

(ii) accelerate the vesting of Awards so that Awards shall vest (and, to the extent applicable, become exercisable) as to the Shares that otherwise would have been unvested and provide that repurchase rights of the Company with respect to Shares issued upon exercise of an Award shall lapse as to the Shares subject to such repurchase right;

(iii) arrange or otherwise provide for the payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards; or

(iv) make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate.

Notwithstanding the above, in the event a Participant holding an Award assumed or substituted by the Successor Corporation in a Change in Control is Involuntarily Terminated by the Successor Corporation in connection with, or within 12 months following consummation of, the Change in Control, then any assumed or substituted Award held by the terminated Participant at the time of termination shall accelerate and become fully vested (and exercisable in full in the case of Options and SARs), and any repurchase right applicable to any Shares shall lapse in full, unless an Award Agreement provides for a more restrictive acceleration or vesting schedule or more restrictive limitations on the lapse of repurchase rights or otherwise places additional restrictions, limitations and conditions on an Award. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective date of the Participant’s termination, unless an Award Agreement provides otherwise. For Awards granted on or after June 10, 2008, to the extent a Successor Corporation does not assume or substitute such Awards for substantially similar awards, then to the extent any portion of the Award is not otherwise exercised, vested and/or terminated prior to the effectiveness of the Change in Control, such unexercised and unvested Shares shall be automatically terminated without any consideration being paid to the holder thereof as of the effectiveness of the Change in Control.

(d) Certain Distributions.  In the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the price per Share covered by each outstanding Award to reflect the effect of such distribution.

14.	Time of Granting Awards.

The date of grant (“Grant Date”) of an Award shall be the date on which the Committee makes the determination granting such Award or such other date as is determined by the Committee, provided that in the case of an ISO, the Grant Date shall be the later of the date on which the Committee makes the determination granting such ISO or the date of commencement of the Participant’s employment relationship with the Company.

15.	Modification of Awards and Substitution of Options.

(a) Modification, Extension, and Renewal of Awards.  Within the limitations of the Plan, the Committee may modify an Award, to accelerate the rate at which an Option or SAR may be exercised (including without limitation permitting an Option or SAR to be exercised in full without regard to the installment or vesting provisions of the applicable Award Agreement or whether the Option or SAR is at the time exercisable, to the extent it has not previously been exercised), to accelerate the vesting of any Award, to extend or renew outstanding Awards, or to accept the cancellation of outstanding Awards to the extent not previously exercised either for the granting of new Awards or for other consideration in substitution or replacement thereof.

(b) Substitution of Options.  Notwithstanding any inconsistent provisions or limits under the Plan, in the event the Company or an Affiliate acquires (whether by purchase, merger or otherwise) all or substantially all of outstanding capital stock or assets of another corporation or in the event of any reorganization or other transaction qualifying under Section 424 of the Code, the Committee may, in accordance with the provisions of that Section, substitute Options for options under the plan of the acquired company provided (i) the excess of the aggregate fair market value of the shares subject to an option immediately after the substitution over the aggregate option price of such shares is not more than the similar excess immediately before such substitution and (ii) the new Option does not give persons additional benefits, including any extension of the exercise period.

16.	Term of Plan.

The Plan shall continue in effect for a term of ten (10) years from June 10, 2008, and unless the Plan is sooner terminated under Section 17 below, shall terminate on June 10, 2018.

17.	Amendment and Termination of the Plan.

(a) Authority to Amend or Terminate.  Subject to Applicable Laws, the Board may from time to time amend, alter, suspend, discontinue, or terminate the Plan.

(b) Effect of Amendment or Termination.  No amendment, suspension, or termination of the Plan shall materially and adversely affect Awards already granted unless either it relates to an adjustment pursuant to Section 13 above, or it is otherwise mutually agreed between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company. Notwithstanding the foregoing, the Committee may amend the Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

18.	Conditions Upon Issuance of Shares.

Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with Applicable Law, with such compliance determined by the Company in consultation with its legal counsel.

19.	Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

20.	Effective Date.

This Plan shall become effective on the date of its approval by the Board; provided that this Plan shall be submitted to the Company’s shareholders for approval, and if not approved by the shareholders within one year from the date of approval by the Board, this Plan and any Awards shall be null, void, and of no force and effect. Awards granted under this Plan before approval of this Plan by the shareholders shall be granted subject to such approval and no Shares shall be distributed before such approval.

21.	Controlling Law.

All disputes relating to or arising from the Plan shall be governed by the internal substantive laws (and not the laws of conflicts of laws) of the State of Delaware, to the extent not preempted by United States federal law. If any provision of this Plan is held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective.

22.	Laws And Regulations.

(a) U.S. Securities Laws.  This Plan, the grant of Awards, and the exercise of Options and SARs under this Plan, and the obligation of the Company to sell or deliver any of its securities (including, without limitation, Options, Restricted Shares, Restricted Share Units, Deferred Share Units, and Shares) under this Plan shall be subject to all Applicable Law. In the event that the Shares are not registered under the Securities Act of 1933, as amended (the “Act”), or any applicable state securities laws prior to the delivery of such Shares, the Company may require, as a condition to the issuance thereof, that the persons to whom Shares are to be issued represent and warrant in writing to the Company that such Shares are being acquired by him or her for investment for his or her own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Act, and a legend to that effect may be placed on the certificates representing the Shares.

(b) Other Jurisdictions.  To facilitate the making of any grant of an Award under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Company may adopt rules and procedures relating to the operation and administration of this Plan to accommodate the specific requirements of local laws and procedures of particular countries. Without limiting the foregoing, the Company is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries. The

Company may adopt sub-plans and establish escrow accounts and trusts as may be appropriate or applicable to particular locations and countries.

23. No Shareholder Rights.  Neither a Participant nor any transferee of a Participant shall have any rights as a shareholder of the Company with respect to any Shares underlying any Award until the date of issuance of a share certificate to a Participant or a transferee of a Participant for such Shares in accordance with the Company’s governing instruments and Applicable Law. Prior to the issuance of Shares pursuant to an Award, a Participant shall not have the right to vote or to receive dividends or any other rights as a shareholder with respect to the Shares underlying the Award, notwithstanding its exercise in the case of Options and SARs. No adjustment will be made for a dividend or other right that is determined based on a record date prior to the date the stock certificate is issued, except as otherwise specifically provided for in this Plan.

24. No Employment Rights.  The Plan shall not confer upon any Participant any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way a Participant’s right or the Company’s right to terminate the Participant’s employment, service, or consulting relationship at any time, with or without Cause.

OUTDOOR CHANNEL HOLDINGS, INC.
2004 LONG-TERM INCENTIVE PLAN

Appendix A: Definitions

As used in the Plan, the following definitions shall apply:

“Affiliate” means any entity which together with the Company is under common control within the meaning of Section 414 of the Code (provided that 50% shall be substituted for 80% when applying the Section 414 common control rules).

“Applicable Law” means the legal requirements relating to the administration of options and share-based plans under applicable U.S. federal and state laws, the Code, any applicable stock exchange or automated quotation system rules or regulations, and the applicable laws of any other country or jurisdiction where Awards are granted, as such laws, rules, regulations and requirements shall be in place from time to time.

“Award” means any award made pursuant to the Plan, including awards made in the form of an Option, an SAR, a Restricted Share, a Restricted Share Unit, a Deferred Share Unit and a Performance Award, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

“Award Agreement” means any written document setting forth the terms of an Award that has been authorized by the Committee. The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason.

“Board” means the Board of Directors of the Company.

“Cause” for termination of a Participant’s Continuous Service will exist if the Participant is terminated from employment or other service with the Company or an Affiliate for any of the following reasons: (i) the Participant’s willful failure to substantially perform his or her material duties and responsibilities to the Company or deliberate violation of a material Company policy; (ii) the Participant’s commission of any material act or acts of fraud, embezzlement, dishonesty, or other willful misconduct; (iii) the Participant’s material unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s willful and material breach of any of his or her obligations under any written agreement or covenant with the Company.

The Committee shall in its discretion determine whether or not a Participant is being terminated for Cause. The Committee’s determination shall, unless arbitrary and capricious, be final and binding on the Participant, the Company, and all other affected persons. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted herein to include any Affiliate or successor thereto, if appropriate.

“Change in Control” means any of the following:

(a) a sale, transfer, or other disposition of all or substantially all of the Company’s assets and properties is closed or consummated;

(b) any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than the Company, any Affiliate, or any “person” who as of the date this Plan is adopted by the Board, is a director or officer of the Company (including any trust of such director or officer), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities provided, however, that the following subclauses (i), (ii) and (iii) shall not constitute a “Change in Control” of the Company for purposes of this subclause (b):

(i) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities);

(ii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company, any Affiliate, or any entity controlled by the Company or an Affiliate; or

(iii) upon the death of any person who as of the date on which the Board adopts the Plan is a director or officer of the Company, the transfer (1) by testamentary disposition or the laws of intestate succession to the estate or the legal beneficiaries or heirs of such person, or (2) by the provisions of any living trust to the named current income beneficiaries thereof of the securities of the Company beneficially owned by such director or officer of the Company;

(c) during any twelve month period during the term of this Plan, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or

(d) a merger, reorganization, or consolidation involving the Company is closed or consummated, other than a merger, reorganization, or consolidation in which holders of Shares immediately prior to such transaction own, either directly or indirectly, fifty percent (50%) or more of the equity interests or combined voting power of the surviving corporation or entity (or its parent company) immediately following such transaction.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Committee” means one or more committees or subcommittees of the Board appointed by the Board to administer the Plan in accordance with Section 4 above. With respect to any decision involving an Award intended to satisfy the requirements of Section 162(m) of the Code, the Committee shall consist of two or more Directors of the Company who are “outside directors” within the meaning of Section 162(m) of the Code.

“Company” means Outdoor Channel Holdings, Inc., a Delaware corporation; provided, however, that in the event the Company reincorporates to another jurisdiction, all references to the term “Company” shall refer to the Company in such new jurisdiction.

“Consultant” means any person, including an advisor, who is engaged by the Company or any Affiliate to render services and is compensated for such services.

“Continuous Service” means the absence of any interruption or termination of service as an Employee, Director, or Consultant. Continuous Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) changes in status from Director to advisory director or emeritus status; or (iv) in the case of transfers between locations of the Company or between the Company, its Affiliates or their respective successors. Changes in status between service as an Employee, Director, and a Consultant will not constitute an interruption of Continuous Service.

“Deferred Share Units” mean Awards pursuant to Section 9 of the Plan.

“Director” means a member of the Board, or a member of the board of directors of an Affiliate.

“Eligible Person” means any Consultant, Director or Employee and includes non-Employees to whom an offer of employment has been extended.

“Employee” means any person whom the Company or any Affiliate classifies as an employee (including an officer) for employment tax purposes. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date (the “Determination Date”) means: (i) the closing price of a Share on the New York Stock Exchange or the American Stock Exchange (collectively, the “Exchange”), on the Determination Date, or, if shares were not traded on the Determination Date, then on the nearest preceding trading day during which a sale occurred; or (ii) if such stock is not traded on the Exchange but is quoted on NASDAQ or a successor quotation system, (A) the last sales price (if the stock is then listed as a National Market Issue under The Nasdaq National Market System) or (B) the mean between the closing representative bid and asked prices (in all other cases) for the stock on the Determination Date as reported by NASDAQ or such successor quotation system; or (iii) if such stock is not traded on the Exchange or quoted on NASDAQ but is otherwise traded in the over-the-counter, the mean between the representative bid and asked prices on the Determination Date; or (iv) if subsections (i)-(iii) do not apply, the fair market value established in good faith by the Board.

“Grant Date” has the meaning set forth in Section 14 of the Plan.

“Incentive Share Option or ISO” hereinafter means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.

“Involuntary Termination” means termination of a Participant’s Continuous Service under the following circumstances occurring on or after a Change in Control: (i) termination without Cause by the Company or an Affiliate or successor thereto, as appropriate; or (ii) voluntary termination by the Participant within 60 days following (A) a material reduction in the Participant’s job responsibilities, provided that neither a mere change in title alone nor reassignment to a substantially similar position shall constitute a material reduction in job responsibilities; (B) an involuntary relocation of the Participant’s work site to a facility or location more than 50 miles from the Participant’s principal work site at the time of the Change in Control; or (C) a material reduction in Participant’s total compensation other than as part of an reduction by the same percentage amount in the compensation of all other similarly-situated Employees, Directors or Consultants.

“Non-ISO” means an Option not intended to qualify as an ISO, as designated in the applicable Award Agreement.

“Option” means any stock option granted pursuant to Section 6 of the Plan.

“Participant” means any holder of one or more Awards, or the Shares issuable or issued upon exercise of such Awards, under the Plan.

“Performance Awards” mean Performance Units and Performance Compensation Awards granted pursuant to Section 10.

“Performance Compensation Awards” mean Awards granted pursuant to Section 10(b) of the Plan.

“Performance Unit” means Awards granted pursuant to Section 10(a) of the Plan which may be paid in cash, in Shares, or such combination of cash and Shares as the Committee in its sole discretion shall determine.

“Plan” means this Outdoor Channel Holdings, Inc. 2004 Long-term Incentive Plan.

“Reporting Person” means an officer, Director, or greater than ten percent shareholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

“Restricted Shares” mean Shares subject to restrictions imposed pursuant to Section 8 of the Plan.

“Restricted Share Units” mean Awards pursuant to Section 8 of the Plan.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

“SAR” or “Share Appreciation Right” means Awards granted pursuant to Section 7 of the Plan.

“Share” means a share of common stock of the Company, as adjusted in accordance with Section 13 of the Plan.

“Ten Percent Holder” means a person who owns stock representing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Affiliate.

Annual Meeting Proxy Card

A	Election of Directors — The Board of Directors recommends a vote FOR all the listed nominees.

1.	Nominees:	For	Withhold

	01 — Ajit M. Dalvi	☐	☐

	02 — David D. Kinley	☐	☐

	03 — Michael L. Pandzik	☐	☐

B	Proposals — The Board of Directors recommends a vote FOR Proposals 2 and 3.

		For	Withhold
2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2008	☐	☐

3.	To approve the amendment and restatement of the Company’s 2004 Long-Term Incentive Plan	☐	☐

4.	In their discretion to vote upon such other business or matters which may properly come before the meeting, or any adjournment(s) or postponement(s) thereof.

C	Non-Voting Items
Change of Address — Please print new address below.

D	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
Please date this proxy and sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.

Date (mm/dd/yyyy)	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box

Proxy — Outdoor Channel Holdings, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF OUTDOOR CHANNEL HOLDINGS, INC. AND MAY BE REVOKED PRIOR TO ITS EXERCISE.
The undersigned stockholder of OUTDOOR CHANNEL HOLDINGS, INC., a Delaware corporation, hereby acknowledges the receipt of the Notice of the Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting of Stockholders to be held on Tuesday, June 10, 2008, at 9:00 a.m., at 43455 Business Park Drive, Temecula, California 92590 and hereby appoints PERRY T. MASSIE and ROGER L. WERNER, JR., or either of them, acting singularly, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at said Annual Meeting, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of common stock, which the undersigned would be entitled to vote, if then and there personally present.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2 AND 3, AND IN ACCORDANCE WITH THE PROXYHOLDER’S DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.
(CONTINUED AND TO BE VOTED, SIGNED, AND DATED ON THE REVERSE SIDE)